Exhibit 10.16

Execution Version

PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS BY AND BETWEEN KBSGI 213 WEST INSTITUTE PLACE, LLC (“Seller”) AND CP 213 INSTITUTE, LLC (“Buyer”)
[213 West Institute Place and 218-224 West Chicago Avenue, Chicago, IL 60610]
[213 West Institute Place | 218-224 West Chicago Avenue]

PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS
THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this “Agreement”) is made and entered into as of November 7, 2023, between KBSGI 213 WEST INSTITUTE PLACE, LLC, a Delaware limited liability company (“Seller”), and CP 213 INSTITUTE, LLC, an Illinois limited liability company (“Buyer”), with reference to the following:
A.    Seller is the owner of the improved real property (the “Real Property”) described on Exhibit A attached hereto together with certain personal property located upon or used in connection with such improved real property and certain other assets relating thereto, all as more particularly described in Section 2 hereof.
B.    Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Real Property, together with certain personal property and related assets on the terms and subject to the conditions contained in this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.BASIC TERMS AND DEFINITIONS; REFERENCES
1.1    Basic Terms and Definitions.
(a)Effective Date. The effective date of this Agreement shall be the date set forth above (“Effective Date”).
(b)Closing Date. The last day that Close of Escrow (as defined in Section 8.1 hereof) may occur shall be December 4, 2023, at 1:30 p.m. (California time) (the “Closing Date”).
(c)Title Review Period. The “Title Review Period” shall end on November 20, 2023, at 5:00 p.m. (Central Standard time).
(d)Due Diligence Period. The “Due Diligence Period” shall end on November 27, 2023, at 5:00 p.m. (Central Standard time).
(e)Escrow Holder. The escrow holder shall be Commonwealth Land Title Insurance Company (“Escrow Holder”), whose address is 4100 Newport Place Drive, Suite 120, Newport Beach, California 92660, Escrow Officer: Karen Price; Telephone: (949) 724-3144; Email: karen.price@cltic.com. At Buyer’s option, Buyer may discuss escrow matters (including, without limitation, the delivery of any Buyer’s closing documents provided for under this Agreement) directly with Patsy Palacios of the Escrow Holder, whose address is 20 N. Clark Street, Suite 220, Chicago, IL 60602; Telephone: (312) 621-5004; Email: patsy.palacios@fnf.com (“Local Office”); provided, however, notwithstanding anything stated to the contrary in this Agreement, the Escrow Holder shall have sole authority and responsibility with respect to the Closing contemplated under this Agreement.

(f)Title Company. The title company shall be Commonwealth Land Title Insurance Company (“Title Company”), whose address is 4100 Newport Place Drive, Suite 120, Newport Beach, California 92660, Escrow Officer: Karen Price; Telephone: (949) 724-3144; Email: karen.price@cltic.com, with a copy to Anthony A. Behrstock; Telephone: (213) 330-2333; Email: tbehrstock@cltic.com. At Buyer’s option, Buyer may discuss title matters directly with the Local Office; provided, however, notwithstanding anything stated to the contrary in this Agreement, the Title Company shall have sole discretion with respect to any and all underwriting decisions, and by its signature hereto, Karen Price shall so instruct the Local Office to coordinate all underwriting matters with Claudia Stringfield (Telephone: (904) 513-6473; Email: claudia.stringfield@fnf.com) of the Title Company.
1.2    References. All references to Exhibits refer to Exhibits attached to this Agreement and all such Exhibits are incorporated herein by reference. The words “herein,” “hereof,” “hereinafter” and words of similar import refer to this Agreement as a whole and not to any particular Section hereof.
2.PURCHASE AND SALE
Subject to the terms and conditions of this Agreement, Seller agrees to sell, assign and transfer to Buyer and Buyer agrees to purchase from Seller, for the purchase price set forth in Section 3 hereof, all of Seller’s right, title and interest in and to the following (collectively, the “Property”):
2.1    The Real Property, together with the buildings located thereon, and all associated parking areas, and all other improvements located thereon (the buildings and such other improvements are referred to herein collectively as the (“Improvements”)); all references hereinafter made to the Real Property shall be deemed to include all rights, privileges, easements and appurtenances benefiting the Real Property and/or the Improvements situated thereon, including, without limitation, all mineral and water rights and all easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Real Property;
2.2    All personal property, equipment, supplies and fixtures located at the Real Property (collectively, the “Personal Property”), including the items listed on Exhibit B attached hereto to the extent owned by Seller;
2.3    All of Seller’s interest in any intangible property (expressly excluding the name “KBS” or any derivative thereof, or any name that includes the word “KBS” or any derivative thereof), including the name “213 West Institute Place” (to the extent of Seller’s interest in the same and to the extent assignable by Seller) used or useful in connection with the foregoing, including, without limitation, all contract rights, warranties, guaranties, licenses, permits, entitlements, governmental approvals and certificates of occupancy which benefit the Real Property and/or the Personal Property;
2.4    All of Seller’s interest in all leases and guaranties affecting the Real Property listed on Exhibit L attached hereto to the extent in effect on the Closing Date and all leases hereafter entered into by Seller to the extent permitted by the provisions of this Agreement (the “Leases”); and

2.5    All of Seller’s interest in the contracts listed on Exhibit C attached hereto and all contracts hereafter entered into by Seller to the extent permitted by the provisions of this Agreement (the “Contracts”).
Notwithstanding anything to the contrary contained herein, the term “Property” shall expressly exclude any Rents (as such term is defined in Section 10.1 hereof) or any other amounts payable by tenants under the Leases for periods prior to the Close of Escrow, any Rent or other amounts payable by any former tenants of the Property, and any judgments, stipulations, orders, or settlements with any existing tenants under the Leases relating to the periods prior to the Close of Escrow or former tenants of the Property (hereinafter collectively referred to as the “Excluded Property”).
3.PURCHASE PRICE AND DEPOSIT
3.1    Purchase Price. The purchase price for the Property shall be Seventeen Million and 00/100 Dollars ($17,000,000.00) (the “Purchase Price”). Buyer and Seller acknowledge that the Purchase Price takes into account free rent under the Leases attributable to periods from and after the Closing Date and the replacement of a fire pump located at the Property. The Purchase Price shall be allocated as follows: $16,000,000 for 213 West Institute Place and $1,000,000 for the parking lot located at 218-224 West Chicago Avenue.
3.2    Payment of Purchase Price. The Purchase Price shall be payable as follows:
3.2.1    Within three (3) business days after the Effective Date (the “Deposit Deadline”), Buyer shall deposit in escrow with Escrow Holder, in cash or current funds, the sum of Two Hundred Thousand and 00/100 Dollars ($200,000.00) (the “Deposit”). If the Deposit is not received by Escrow Holder on or before the Deposit Deadline, then this Agreement shall automatically terminate one (1) business day after the Deposit Deadline unless Buyer deposits the Deposit within such one (1) business day period, in which event the parties shall be released from all further obligations under this Agreement (except pursuant to any provisions which by their terms survive a termination of this Agreement). Immediately upon Escrow Holder’s receipt of the Deposit (the “Opening of Escrow”), Escrow Holder shall invest the same in a federally insured interest-bearing account acceptable to Seller and Buyer, with all interest accruing thereon credited to the Purchase Price. For purposes of this Agreement, any interest accruing on the Deposit from time to time shall be deemed part of the Deposit. Upon expiration of the Due Diligence Period, if Buyer has not previously terminated this Agreement by its terms, then the Deposit shall become nonrefundable subject to the terms and conditions of this Agreement (including, without limitation, the provisions of Section 13.2 hereof).
3.2.2    Provided all the conditions in Section 7.1 hereof have been satisfied or waived by Buyer, Buyer shall deposit in cash or current funds with Escrow Holder no later than 1:30 p.m. (California time) on the Closing Date (as defined in Section 1.1(b) hereof) an amount equal to the Purchase Price less the Deposit and all interest accrued thereon plus or minus applicable prorations pursuant to Section 10 hereof.
3.3    Disposition of Deposit Upon Failure to Close. If the Close of Escrow fails to occur due to Buyer’s default under this Agreement (all of the conditions to Buyer’s obligation to close having been satisfied or waived), then the disposition of the Deposit and all interest accrued thereon shall be governed by Section 13.1 hereof; if the Close of Escrow fails to occur due to Seller’s default under this Agreement (all of the conditions to Seller’s obligation to close having been satisfied or waived), then the Deposit and all interest accrued thereon shall promptly be governed by Section 13.2; and if the Close of Escrow fails to occur due to the failure of any of the conditions set forth in Sections 7.1 or 7.2 hereof other than as a result of Buyer’s or Seller’s default under this Agreement, then the disposition of the Deposit and all interest accrued thereon shall be governed by Section 9.3 hereof.
3.4    Independent Contract Consideration. A portion of Deposit deposited by Buyer with the Escrow Holder in the amount of One Hundred and No/100 Dollars ($100.00) (the “Independent Contract Consideration”) shall be earned by Seller upon execution and delivery of this Agreement by Seller and Buyer. The Independent Contract Consideration has been bargained for and agreed to as consideration for Buyer’s exclusive option to purchase the Property and the right to inspect the Real Property as provided herein, and for Seller’s execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of all other consideration provided in this Agreement, and is nonrefundable in all events.
4.PROPERTY INFORMATION; TITLE REVIEW; INSPECTIONS AND DUE DILIGENCE; TENANT ESTOPPEL CERTIFICATES; CONFIDENTIALITY
4.1    Property Information. To the extent not already made available to Buyer, Seller shall make available to Buyer within three (3) business days after the Effective Date, to the extent in Seller’s possession or obtainable by Seller (at no cost, expense or liability to Seller) within three (3) business days after the Effective Date, the following, all of which shall be made available for review and copying (at Buyer’s cost and expense) in an electronic document center or at the Real Property (collectively, the “Property Information”):
(a)the Leases, Tenant files, all amendments and side letters, billboard agreements and telecom leases, if any;
(b)a current rent roll for the Real Property, indicating rents collected, scheduled rents and concessions, delinquencies, and security deposits held (collectively, the “Rent Rolls”), and Tenant ledgers and delinquency reports for the trailing twelve (12) months;
(c)the most current and the previous three (3) years of operating statements for the Real Property, if available (collectively, the “Operating Statements”) and general ledger;
(d)copies of the Contracts;
(e)any building plans, floor plans, and/or as-builts (base building and tenant build-outs), BOMA calculations and CAD files, local architect and engineering contact information, structural and parking reports, certificates of occupancy (to the extent in Seller’s possession or in the possession of Seller’s property manager), if applicable;

(f)copies of existing warranties, licenses, permits, and elevator permits with trailing three (3) years of maintenance reports (to the extent in Seller’s possession or in the possession of Seller’s property manager);
(g)copies of the last two years’ tax bills and any proposed reassessment valuation;
(h)a list of all insurance claims and major repairs of a capital nature during the last five (5) years;
(i)existing land title surveys, if any, for the Real Property (collectively, the “Existing Surveys”);
(j)any environmental, soils and/or engineering reports, roof reports, roof warranties, fire department inspection report, if any, prepared for Seller or Seller’s predecessors;
(k)last twelve (12) months of utility bills; and
(l)schedule of personal property.
Under no circumstances shall Buyer be entitled to review any appraisals prepared by, or on behalf of Seller relating to the Property, or any of Seller’s internal financial audits relating to the Property. Seller further agrees to make available to Buyer any additional documentation related to the Property (excluding any attorney-client privileged, confidential information or work product), reasonably requested by Buyer during the Due Diligence Period, which is in the possession of or obtainable by Seller (at no cost, expense or liability to Seller).
4.2    Title and Survey Review; Title Policy.
4.2.1    Delivery of Title Report. Seller shall promptly request the Title Company to deliver to Buyer a preliminary title report or title commitment covering the Real Property (the “Title Report”), together with copies of all documents (collectively, the “Title Documents”) referenced in the Title Report. Buyer, at its option and expense, may (a) obtain a new survey for the Real Property or (b) cause one or more of the Existing Surveys to be updated or recertified (either, a “New Survey”). Buyer understands and acknowledges that if Buyer elects to obtain a New Survey for the Real Property the completion and/or delivery of the surveys or updated or recertified surveys shall not be a condition precedent to the Close of Escrow. Notwithstanding the foregoing, Buyer further acknowledges that Seller makes no representations or warranties, and Seller shall have no responsibility, with respect to the completeness of the Title Documents made available to Buyer by the Title Company.
4.2.2    Title Review and Cure. Commencing from the date of this Agreement and continuing through and including the Title Review Period, Buyer shall have the right to approve or disapprove the condition of title to the Real Property. On or before the expiration of the Title Review Period, Buyer shall deliver to Seller and Escrow Holder written notice (“Buyer’s Title Notice”) of Buyer’s approval or disapproval of the matters reflected in the Title Report, the Existing Survey, and/or the New Survey, if any. The failure of Buyer to deliver to Seller Buyer’s Title Notice on or before the expiration of the Title Review Period shall be deemed to constitute Buyer’s approval of the condition of title to the Real Property. If Buyer disapproves any matter of title shown in the Title Report or Existing Survey for the Real Property, then Seller may, but shall have no obligation to, within one (1) business day after its receipt of the Buyer’s Title Notice for the Real Property (“Seller’s Election Period”), elect to eliminate or ameliorate to Buyer’s reasonable satisfaction the disapproved title matters by giving Buyer written notice (“Seller’s Title Notice”) of those disapproved title matters, if any, which Seller agrees to so eliminate or ameliorate by the Closing Date. Buyer acknowledges and agrees that any title exception disapproved by Buyer shall be deemed ameliorated to Buyer’s reasonable satisfaction to the extent that Seller either causes such exception to be removed from the Title Policy (as such term is defined in Section 4.2.3 hereof) or to be affirmatively insured over. If Seller does not elect to, or is unable to, eliminate or ameliorate any disapproved title matters, Buyer reasonably disapproves Seller’s Title Notice, or Seller fails to timely deliver Seller’s Title Notice, then Buyer shall have the right, upon delivery to Seller and Escrow Holder (on or before one (1) business day following the expiration of Seller’s Election Period) of a written notice, to either: (a) waive its prior disapproval, in which event said disapproved matters shall be deemed approved; or (b) terminate this Agreement and the Escrow (as such term is defined in Section 9.1 hereof). Failure to take either one of the actions described in (a) and (b) above shall be deemed to be Buyer’s election to take the action described in clause (a) above. If Buyer elects to terminate this Agreement as provided in clause (b) above, this Agreement shall automatically terminate, the parties shall be released from all further obligations under this Agreement (except pursuant to any provisions which by their terms survive a termination of this Agreement), the Deposit shall be immediately returned to Buyer and Buyer shall immediately return all Property Information to Seller. Buyer shall have been deemed to have approved any title exception that Seller is not obligated to remove and to which either Buyer did not object as provided above, or to which Buyer did object, but with respect to which Buyer did not terminate this Agreement. Notwithstanding anything stated to the contrary herein, Seller covenants and agrees to remove (or cause to be removed) from title to the Property (which obligation shall be deemed satisfied if the same is insured over and the amount secured by any of the instruments referenced in clauses (a) and (b) below have been paid and the holders of the same are obligated to cause the same to be released from title to the Property) concurrently with the Close of Escrow (a) all deeds of trust, mortgages and/or other debt instruments to the extent executed by Seller or expressly assumed by Seller in writing, and (b) any other monetary liens (other than mechanic’s liens that are considered Permitted Exceptions) which are of an ascertainable amount, and do not exceed $150,000.00 in the aggregate and are capable of being removed upon the payment of no more than $150,000.00 in the aggregate.
If at any time after the expiration of the Title Review Period, any update to the Buyer’s title commitment or Title Report (an “Updated Title Report”) discloses any additional item (other than any items arising from a new or updated survey obtained by Buyer) that “materially” and adversely affects title to the Property which was not disclosed on any version of or update to the title commitment delivered to Buyer during the Due Diligence Period and which do not constitute a Permitted Exception (a “New Exception”), then Buyer shall have the right to object to such New Exceptions by giving written notice to Seller (the “Additional Title Notice”) of the New Exceptions to which Buyer is objecting within two (2) business days after the receipt by Buyer of the Updated Title Report. If Buyer does not object to any New Exception by giving timely written notice as herein provided, such New Exception shall be a Permitted Exception. Seller may, but shall have no obligation to, within two (2) business days after its receipt of the

Additional Title Notice (“Seller’s Additional Election Period”), respond to such notice. If, prior to the expiration of Seller’s Additional Election Period, Seller does not elect to eliminate or ameliorate such New Exceptions, Buyer reasonably disapproves Seller’s response to Buyer’s Additional Title Notice, or Seller fails to timely deliver a response to Buyer’s Additional Title Notice, then Buyer shall have the right, upon delivery to Seller and Escrow Holder (on or before the earlier of the Closing Date and two (2) business days following the expiration of Seller’s Additional Election Period) of a written notice, to either: (a) waive its prior disapproval of any New Exception, in which event said New Exception shall be a Permitted Exception; or (b) terminate this Agreement and the Escrow. For purposes of this paragraph, a New Exception that consists of a monetary lien shall be deemed to “materially” affect title if the cost to remove or insure over such exception would cost more than $75,000.00 in the aggregate.
4.2.3    Delivery of Title Policy at Closing. As a condition precedent to the Close of Escrow, the Title Company shall have issued and delivered to Buyer, or shall have committed to issue and deliver to Buyer, with respect to the Real Property, a Standard Coverage Owner’s Policy of Title Insurance (2021 Form) (the “Title Policy”) issued by the Title Company as of the date and time of the recording of the Deed (as such term is defined in Section 6.1 hereof) for the Real Property, in the amount of the Purchase Price insuring Buyer as owner of good, marketable and indefeasible fee simple title to the Real Property, subject only to the Permitted Exceptions (as hereinafter defined). For purposes of this Agreement, “Permitted Exceptions” shall mean and include (a) any lien to secure payment of real estate taxes, including special assessments, not delinquent, (b) to the extent Buyer fails to obtain a New Survey satisfactory to the Title Company prior to the expiration of the Title Review Period, all matters which could be revealed or disclosed by a physical inspection or a survey of the Real Property, (c) the rights of the tenants under the Leases affecting the Real Property, (d) all exceptions disclosed by the Title Report relating to the Real Property and which are approved or deemed approved by Buyer in accordance with Section 4.2.2 hereof, (e) any exception for liens (and/or potential liens) for services, labor or materials heretofore or hereafter furnished to the Property for which Buyer is entitled to a credit at Closing pursuant to this Agreement, for which Buyer is expressly responsible for payment under the terms of this Agreement, and/or which arises from any services, labor or materials contracted for by any tenant at the Property and with respect to which any such tenant is expressly responsible for payment under the terms of its Lease, and (f) all applicable laws, ordinances, rules and governmental regulations (including, without limitation, those relating to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Real Property.
4.3    Inspections; Due Diligence Period.
4.3.1    Inspections in General. Commencing from the Effective Date and continuing through and including the Closing Date, Buyer, its agents, and employees shall have a limited license (the “License”) to enter upon the Real Property for the purpose of making non-invasive inspections at Buyer’s sole risk, cost and expense. Before any such entry, Buyer shall provide Seller with a certificate of insurance naming Seller as an additional insured and with an insurer and insurance limits and coverage reasonably satisfactory to Seller. In addition, Buyer, its agents, contractors, or subcontractors shall maintain, and shall have provided evidence reasonably satisfactory to Seller of Workers Compensation Insurance (including a Waiver of Subrogation endorsement in favor of Seller) with coverage amounts required by the applicable statutes of either the state where (a) such entry occurs, or (b) employees of the Buyer, its agents, contractors, or subcontractors, as applicable, are domiciled. All of such entries upon the Real Property shall be at reasonable times during normal business hours and after at least forty-eight (48) hours prior notice to Seller or Seller’s agent, and Seller or Seller’s agent shall have the right to accompany Buyer during any activities performed by Buyer on the Real Property. Buyer shall be in compliance with the notice requirement contained in this Section 4.3.1. if email notice to Seller is provided to Luke Hamagiwa at Lhamagiwa@kbs.com , Cody Hundermark at cody.hundermark@cushwake.com and Jennette Stratton at Jennette.stratton@transwestern.com.
Notwithstanding anything stated to the contrary herein, Buyer shall have no right to inspect any of the occupied space in the Real Property, and Buyer shall not contact or speak to any of the tenants under the Leases, unless Buyer provides Seller with no less than forty-eight (48) hours prior written notice of such intention and Seller or Seller’s representative is present during such inspections and/or discussions with tenants; any discussions with tenants shall immediately cease at the tenant’s request and any discussions with tenants must be limited to their existing tenancy and premises and may not involve any lease renegotiations. Seller agrees to make itself or its representatives reasonably available Buyer’s inspections and/or discussions with tenants. Inspections by Buyer shall not interfere with the rights of tenants. At Seller’s request, Buyer shall provide Seller (at no cost to Seller) with a copy of the results of any tests and inspections made by Buyer, excluding only market and economic feasibility studies. All inspections shall be made in accordance with all applicable laws (including, without limitation, any federal, state, and local law and guidance issued by the Centers for Disease and Control and Prevention, the State of Illinois, and local health authorities for the limitation of the spread of any infectious diseases (including, without limitation, COVID-19)), as well as any infectious disease related (including, without limitation, COVID-19) property access procedures that may reasonably be adopted by the tenants or Seller and provided to Buyer prior to Buyer’s access to the Property. If any inspection or test disturbs the Real Property, Buyer will restore the Real Property to the same condition as existed before the inspection or test. Buyer shall defend, indemnify Seller and hold Seller, Seller’s trustees, officers, tenants, agents, contractors and employees and the Real Property harmless from and against any and all losses, costs, damages, claims, or liabilities, including but not limited to, mechanics’ and materialmens’ liens, any claims and liabilities relating to the handling of hazardous materials by Buyer, its employees, agents, contractors or representatives, and Seller’s reasonable attorneys’ fees, arising out of or in connection with Buyer’s, or its agents’, contractors’, employees’, or invitees’ entry upon or inspection of the Real Property, but expressly excluding any such losses, costs, damages, claims or liabilities arising from Buyer’s discovery of a pre-existing condition on the Real Property not caused by Buyer (so long as Buyer and Buyer’s representative did not exacerbate any such pre-existing condition) or arising from Seller’s negligence or willful misconduct. The License shall be deemed revoked upon termination of this Agreement. Buyer hereby accepts the risk that it or its employees, agents or contractors may contract COVID-19 and/or other infectious disease as a result of coming onto the Property and/or entering the building located at the Property. In addition, Buyer shall cause all its employees, agents or contractors to execute and deliver to Seller prior to coming onto the Property such waivers and release of claims as Seller shall reasonably require with respect to the contracting of COVID-19 and/or other infectious diseases while present at the Property; provided, however, that in no event does Buyer provide any representation, warranty or other assurance that any such waiver and/or release is or will be enforceable. The provisions of this Section 4.3.1 shall survive the Close of Escrow or the earlier termination of this Agreement.
4.3.2    Environmental Inspections. The inspections under Section 4.3.1 may include non-invasive Phase I environmental inspections of the Real Property, but no Phase II environmental inspections or other invasive inspections or sampling of soil or materials, including without limitation construction materials, either as part of the Phase I inspections or any other inspections, shall be performed without the prior written consent of Seller, which consent may be withheld in its sole and absolute discretion, and if consented to by Seller, the proposed scope of work and the party who will perform the work shall be subject to Seller’s reasonable review and approval.
4.3.3    Termination During Due Diligence Period. If Buyer determines, in its sole discretion, before the expiration of the Due Diligence Period, that the Real Property is unacceptable for Buyer’s purposes, for any reason or no reason, Buyer shall have the right to terminate this Agreement by giving to Seller notice of termination (“Termination Notice”) before the expiration of the Due Diligence Period, in which event the Deposit shall be immediately refunded to Buyer, Buyer shall immediately return all Property Information to Seller and, except for those provisions of this Agreement which expressly survive the termination of this Agreement, the parties hereto shall have no further obligations hereunder. If Buyer fails to deliver a Termination Notice to Seller and Escrow Holder on or before the expiration of the Due Diligence Period, then Buyer shall be deemed to have waived its right to terminate this Agreement pursuant to Section 4.3.3. Buyer’s delivery of a Termination Notice to Seller with respect to the Real Property shall constitute Buyer’s election to terminate this Agreement with respect to the Real Property as provided above in this Section 4.3.3.
4.4    Tenant Estoppel Certificates; SNDAs. Seller shall endeavor to secure and deliver to Buyer by the Closing Date estoppel certificates for all Leases consistent with the information in the Rent Rolls and substantially in the form attached hereto as Exhibit D or such form as may be required under the applicable Leases. Buyer may terminate this Agreement upon two (2) business days written notice to Seller if, no less than four (4) business days prior to the Closing Date, Seller fails to deliver to Buyer estoppel certificates substantially in the form attached hereto as Exhibit D or such form as may be required under any particular Lease (“Tenant Estoppel Certificates”), executed by tenants under Leases covering at least seventy-five percent (75%) of the leased rental floor area, and must include estoppel certificates for Cushing, Life Spice, Haute Living, Wayfinder, Meredith Corp., and first floor bar, of the Real Property and meeting the foregoing requirements (the “Estoppel Threshold”). Prior to transmitting the Tenant Estoppel Certificates (with all exhibits thereto attached) to the tenants, Seller shall afford Buyer an opportunity to review the Tenant Estoppel Certificates. Buyer agrees that it shall approve or provide reasonable objections in writing to Seller within two (2) business days following receipt of the same from Seller; failure by Buyer to provide its approval within such two (2) business day period shall be deemed to be Buyer’s approval of the Tenant Estoppel Certificates, and Seller shall be permitted to transmit the Tenant Estoppel Certificates to the tenants. Buyer shall have the right to review and approve any Tenant Estoppel Certificates executed by a tenant (and Seller hereby agrees to, upon its receipt, to promptly provide to Buyer copies of any executed Tenant Estoppel Certificates); provided, however, Buyer shall not be entitled to object to any Tenant Estoppel Certificate executed by a tenant unless (a) the tenant under its Lease modifies any of the statements in the Tenant Estoppel Certificate to disclose material adverse matters, or (b) the tenant under its Lease indicates in the Tenant Estoppel Certificate any of the following: (1) that Seller is in material default under the terms of the Lease, (2) it has a claim or offset right, and Seller is unwilling or unable to give Buyer a credit in immediately available funds at the Close of Escrow in an amount reasonably satisfactory to Buyer to satisfy such claim or offset right in full, or (3) discloses (i) any information materially inconsistent with the Lease, (ii) a material breach by Seller, (iii) a material dispute between it and the Seller, or (iv) any material unrepaired, uncured or unperformed defect, claim, liability or obligation of Seller and/or with respect to the Real Property, each as reasonably determined by Buyer. Buyer shall be deemed to have approved an executed Tenant Estoppel Certificate unless it notifies Seller in writing of its disapproval of the same (to the extent permitted above in this Section 4.4) within three (3) business days following its receipt of the same (“Rejected Estoppel”). To the extent the matters set forth in the Rejected Estoppel cannot be resolved to Buyer’s reasonable satisfaction on or prior to the Closing Date and to the extent the Rejected Estoppel is needed to satisfy the Estoppel Threshold, Buyer shall have the right to terminate this Agreement and receive a return of the Deposit. For the purposes of this Section 4.4, “material” shall mean the cost to cure would cost more than $75,000.00 in the aggregate.
Following the expiration of the Due Diligence Period (and not until the expiration of the Due Diligence Period), Buyer shall be entitled to deliver to tenants for signature subordination, non-disturbance and attornment agreements (“SNDA’s”) provided (i) Buyer provides to Seller prior to the expiration of the Due Diligence Period, and Seller approves (in Seller’s reasonable discretion), the form of SNDA, and (ii) Buyer has acknowledged in writing that it has received and approved (or waived its right to receive and approve) all Tenant Estoppel Certificates to which it is entitled in accordance with the provisions of this Section 4.4. Under no circumstances shall Buyer’s receipt of executed SNDA’s from tenants be a condition precedent to Buyer’s obligation to consummate the transaction contemplated under this Agreement.
4.5    Contracts. Prior to the expiration of the Due Diligence Period, Buyer will notify Seller in writing, as to the Contracts that Buyer will assume. The remaining Contracts will be (to the extent terminable by Seller without cost or penalty on no less than 30 days’ notice) cancelled by Seller at the Close of Escrow. Buyer shall assume the obligations arising from and after the Closing Date under the Contracts that Buyer elects to assume in accordance with the terms of this Section 4.5, and any Contracts that are not terminable by Seller without cost or penalty on no less than 30 days’ notice; provided, however, notwithstanding anything stated to the contrary herein, Buyer shall not be obligated to assume any of Seller’s obligations under, and Seller shall terminate at Close of Escrow, the management and leasing agreement listed in Exhibit C attached hereto and made a part hereof, except that, notwithstanding Seller’s termination of the management and leasing agreement listed in Exhibit C attached hereto, and in consideration of Seller’s terminating the same, Buyer shall be responsible for, and Buyer shall assume pursuant to the terms and provisions of the Assignment of Leases and Contracts and Bill of Sale, as hereinafter defined, all leasing commissions payable (notwithstanding the termination of the management and leasing agreement) under the management and leasing agreement after the Close of Escrow arising out of the lease of space in the Property after the Close of Escrow.
4.6    Confidentiality. Prior to the Close of Escrow or in the event the Close of Escrow never occurs, the Property Information and all other information, other than matters of public record or matters generally known to the public, furnished to, or obtained through inspection of the Real Property by, Buyer, its affiliates, lenders, employees, attorneys, accountants and other professionals or agents relating to the Real Property, will be treated by Buyer, its affiliates, lenders, employees and agents as confidential, and will not be disclosed to anyone (except as reasonably required in connection with Buyer’s evaluation of the Real Property) except to Buyer’s consultants, investors, lenders, employees, accountants, lawyers, members, managers, directors, officers or agents who agree to maintain the confidentiality of such information, and will be returned to Seller by Buyer if the Close of Escrow does not occur. The terms of this Agreement will not be disclosed to anyone prior to or after the Close of Escrow except to Buyer’s and Seller’s consultants, investors, lenders, employees, accountants, lawyers, members, managers, directors, officers or agents who agree to maintain the confidentiality of such information and Seller and Buyer agree not to make any public announcements or public disclosures or communicate with any media with respect to the subject matter hereof without the prior written consent of the other party (in their sole and absolute discretion). The confidentiality provisions of this Section 4.6 shall not apply to any disclosures made by Buyer or Seller as required by law, by court order, or in connection with any subpoena served upon Buyer or Seller; provided Buyer and Seller shall provide each other with written notice before making any such disclosure. Notwithstanding the foregoing and anything to the contrary in this Agreement, nothing contained herein shall impair Seller’s (or any Seller affiliate’s) right to disclose information relating to this Agreement or the Property (a) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Seller or its affiliates, (b) in connection with any filings (including any amendment or supplement to any S-11 filing) with governmental agencies (including the United States Securities and Exchange Commission) by any REIT holding an interest (direct or indirect) in Seller, and (c) to any broker/dealers in the Seller’s or any REIT’s broker/dealer network and any of the REIT’s or Seller’s investors.
5.OPERATIONS AND RISK OF LOSS
5.1    Ongoing Operations. During the pendency of this Agreement, but subject to the limitations set forth below, Seller shall carry on its businesses and activities relating to the Real Property substantially in the same manner as it did before the date of this Agreement. The new and pending lease transactions (the “New and Pending Lease Transactions”) reflected on Schedule 1-1 and Schedule 1-2 attached hereto shall be deemed approved by Buyer for purposes of this Agreement.
5.2    New Contracts. Following the Effective Date, Seller will not enter into any contract that will be an obligation affecting the Real Property subsequent to the Close of Escrow (except contracts entered into in the ordinary course of business that are terminable at Seller’s sole cost and expense without cause and on 30-days’ notice), without the prior consent of the Buyer, which shall not be unreasonably withheld or delayed.
5.3    Leasing Arrangements. Except for the New and Pending Lease Transactions, Seller shall obtain Buyer’s consent, which Buyer may withhold or delay in Buyer’s sole discretion, before entering into any new lease of space in the Real Property and before entering into a Lease amendment, expansion, or renewal; provided, however, Buyer’s consent shall not be required for any Lease amendment, expansion and/or extension which is provided for in the Lease and with respect to which Seller does not have any discretion. Buyer shall be deemed to have consented to any new lease or any Lease amendment, expansion, or renewal if it has not notified Seller specifying with particularity the matters to which Buyer reasonably objects, within five (5) days after its receipt of Seller’s written request for consent, together with a copy of the Lease amendment, expansion, or renewal or the new lease. At the Close of Escrow, (a) Buyer shall reimburse Seller for commissions, legal fees, the cost of tenant improvements, and all other leasing costs and expenses paid by Seller with respect to all New and Pending Lease Transactions entered into and listed on Schedule 1-1 attached hereto and with respect to all other Lease amendments, expansions, or renewals or new leases that were entered into pursuant to this Section 5.3, (b) Buyer shall be entitled to a credit towards the Purchase Price equal to the leasing commissions and tenant improvement allowances referred to in Schedule 1-2 attached hereto to the extent the same remains unpaid as of the Close of Escrow, and (c) Buyer shall assume in writing (pursuant to the Assignment of Leases and Contracts and Bill of Sale) Seller’s obligations (whether arising before or after the Closing Date) under such new leases and Lease amendments, expansions or renewals.
5.4    Title to Real Property. From and after the Effective Date until the Close of Escrow or earlier termination of this Agreement, Seller shall not place any easements, covenants, restrictions or other instruments on title the Property other than any instruments and other matters which Seller causes to be released and discharged of record prior the Close of Escrow.
5.5    Notices to Seller. From and after the Effective Date, Seller shall deliver to Buyer copies of any written notices relating to the Property and received from (1) a governmental agency or public authority (or a third party acting under the authority of a governmental agency or public authority, (2) a tenant under a Lease alleging a default thereunder, or (3) any party under any declaration of covenants, conditions and restrictions or reciprocal easement agreement recorded against title to the Property.
5.6    Employment Contracts. Seller shall not enter into any employment contract or collective bargaining agreement in respect of the Property without the prior written consent of Buyer.
5.7    No Back Up Offers. So long as this Agreement is in effect, Seller hereby agrees not to execute any letter-of-intent or purchase agreement for the purchase and sale of the Property other than this Agreement.
5.8    Damage or Condemnation. Risk of loss resulting from any condemnation or eminent domain proceeding which is commenced or has been threatened against the Real Property before the Close of Escrow, and risk of loss to the Real Property due to fire, flood or any other cause before the Close of Escrow, shall remain with Seller. If before the Close of Escrow the Real Property or any portion thereof shall be materially damaged, or if the Real Property or any material portion thereof shall be subjected to a bona fide threat of condemnation or shall become the subject of any proceedings, judicial, administrative or otherwise, with respect to the taking by eminent domain or condemnation, then Buyer may elect not to acquire the Real Property by delivering written notice of such election to Seller within ten (10) days after Buyer learns of the damage or taking, in which event Buyer shall no longer be obligated to purchase, and Seller shall no longer be obligated to sell, the Real Property. If the Closing Date is within the aforesaid ten-day period, then the Close of Escrow shall be extended to the next business day following the end of said ten-day period. If no such election is made, and in any event if the damage is not material, this Agreement shall remain in full force and effect, the purchase contemplated herein, less any interest taken by eminent domain or condemnation, shall be effected with no further adjustment, and upon the Close of Escrow, Seller shall assign, transfer and set over to Buyer all of the right, title and interest of Seller in and to any awards that have been or that may thereafter be made for such taking, and Seller shall assign, transfer and set over to Buyer any insurance proceeds that may thereafter be made for such damage or destruction giving Buyer a credit at the Close of Escrow for any deductible under such policies. For purposes of this Section 5.8, the phrase(s) (i) “Material damage” or “Materially damaged” means damage reasonably exceeding three percent (3%) of the Purchase Price of the Real Property, and (ii) “material portion” means (A) any portion of the Real Property that has a “fair market value” exceeding three percent (3%) of the Purchase Price of the Real Property, (B) would materially impair ingress or egress to or from the Real Property, or (C) would reduce the number of parking spaces at the Real Property causing the Property to violate applicable zoning requirements.
5.9    Transfer Tax Declarations. Buyer hereby agrees to reasonably cooperate with Seller in connection with the preparation and submission of the Transfer Tax Declarations (as such term is defined in Section 6.1(h) below).
6.SELLER’S AND BUYER’S DELIVERIES
6.1    Seller’s Deliveries into Escrow. No less than one (1) business day prior to the Closing Date, Seller shall deliver into Escrow (as such term is defined in Section 9 hereof) to the Escrow Holder (or submitted electronically, as indicated below with respect to the Transfer Tax Declarations) the following:
(a)Deed. A deed (the “Deed”) in the form attached hereto as Exhibit E, executed and acknowledged by Seller, conveying to Buyer Seller’s title to the Real Property.
(b)Assignment of Leases and Contracts and Bill of Sale. An Assignment of Leases and Contracts and Bill of Sale (“Assignment of Leases and Contracts and Bill of Sale”) in the form of Exhibit F attached hereto, executed by Seller.
(c)State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of the Real Property.
(d)FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller substantially in the form of Exhibit G attached hereto.
(e)Owner’s Affidavit. An Owner’s Affidavit in the form of Exhibit I attached hereto, executed by Seller, except that Buyer shall have no right to receive a copy of or rely on such Owner’s Affidavit.
(f)Seller’s Update Certificate. A certificate of Seller in the form of Exhibit J attached hereto confirming whether the representations and warranties made by Seller in Section 11.1 hereof continue to be true and correct in all material respects.

(g)Vendor Notice Letters. Signed copies of the notice letters, but only to the extent prepared by Seller and delivered to Buyer no less than three (3) business days prior to Closing, notifying vendors that the Property has been sold to Buyer.
(h)Transfer Tax Declarations. Real estate transfer tax declarations for the County of Cook, State of Illinois, and City of Chicago, as required by applicable law (the “Transfer Tax Declarations”), which Transfer Tax Declarations shall be submitted electronically through the MyDec system of the Illinois Department of Revenue.
(i)Additional Documents. Any additional documents that Escrow Holder or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement, including any affidavits required by the Title Company relating to the payment of brokerage fees.
6.2    Buyer’s Deliveries into Escrow. No less than one (1) business day prior to the Closing Date (except as otherwise expressly provided below), Buyer shall deliver into Escrow to the Escrow Holder the following:
(a)Purchase Price. The Purchase Price, less the Deposit that is applied to the Purchase Price, plus or minus applicable prorations, deposited by Buyer with the Escrow Holder in immediate, same day federal funds wired for credit into the Escrow Holder’s escrow account and deposited in Escrow Holder’s escrow account no later than 1:30 p.m. (California time) on the Closing Date.
(b)Assignment of Leases and Contracts and Bill of Sale. An Assignment of Leases and Contracts and Bill of Sale executed by Buyer.
(c)State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of the Real Property.
(d)Additional Documents. Any additional documents that Escrow Holder or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.
6.3    Closing Statements/Escrow Fees; Tenant Notices. Concurrently with the Close of Escrow, Seller and Buyer shall deposit with the Escrow Holder executed closing statements consistent with this Agreement in the form required by the Escrow Holder and, Seller and Buyer shall execute at the Close of Escrow, and deliver to each tenant immediately after the Close of Escrow, tenant notices regarding the sale of the Real Property in substantially the form of Exhibit H attached hereto, or such other form as may be required by applicable state law.
6.4    Post-Closing Deliveries. On or immediately after the Close of Escrow, to the extent in Seller’s possession, Seller shall deliver to Buyer (by leaving such items in the offices of its property manager located at the Property) the following: the original Leases and lease files; copies or originals of all contracts, receipts for deposits, and unpaid bills; all keys and codes, if any, used in the operation of the Real Property; and, if in Seller’s possession or control, any “as-built” plans and specifications of the Improvements.

7.CONDITIONS TO BUYER’S AND SELLER’S OBLIGATIONS
7.1    Conditions to Buyer’s Obligations. The Close of Escrow and Buyer’s obligation to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions for Buyer’s benefit (or Buyer’s waiver thereof, it being agreed that Buyer may waive any or all of such conditions) on or prior to the Closing Date or on the dates designated below for the satisfaction of such conditions:
(a)All of Seller’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, subject to any qualifications hereafter made to any of Seller’s representations as provided for in Section 11.1 hereof;
(b)As of the Closing Date, Seller shall have performed its respective obligations hereunder and all deliveries to be made at Close of Escrow by Seller shall have been tendered;
(c)There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Seller that would materially and adversely affect Seller’s ability to perform its respective obligations under this Agreement;
(d)There shall exist no pending or threatened action, suit or proceeding with respect to Seller before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transaction contemplated hereby or with respect to the Property;
(e)Subject to Section 4.4 above, no less than three (3) business days prior to the Closing Date, Seller shall have delivered or caused to be delivered to Buyer, Tenant Estoppel Certificates complying with the provisions of Section 4.4 above;
(f)The Title Company is in a position to issue the Title Policy as required under Section 4.2.3;
(g)Seller shall have obtained any water certificates required in connection with recording the Deed; and
(h)Seller has obtained
(i)a “Bulk Sales Stop Order” (the “State Notice”) from the Illinois Department of Revenue (the “State”) under the provisions of 35 ILCS 5/902d (the Illinois Income Tax Act) and 35 ILCS 120/5j (the Retailers Occupation Tax Act) (collectively, the “Acts”) and, if available, a full release (the “State Release”) of claims from the State with respect to all debts owed by Seller under the Acts effective for all periods prior to the date set forth therein. If the State Release is not available, Seller may, at its option (in its sole and absolute discretion), in satisfaction of this condition, hold back in escrow with Escrow Holder the amount to be withheld as disclosed in the State Notice until Seller receives the State Release, at which time the Escrow Holder shall be authorized to pay to Seller the entire amount, if any, withheld.
(ii)Seller has obtained a notice (the “County Notice”) from the Cook County Department of Revenue (the “County”) under the provisions of Section 34-92 of the Cook County Uniform Penalties, Interest and Procedures Ordinance (the “County Ordinance”) and, if available, a certificate (the “County Release”) from the County stating that all taxes, interest, penalties or nontax debts owed by Seller under the County Ordinance effective for all periods prior to the Closing Date have been paid in full. If the County Release is not available, Seller may, at its option (in its sole and absolute discretion), in satisfaction of this condition, hold back in escrow with Escrow Holder the amount to be withheld as disclosed in the County Notice until Seller receives the County Release, at which time the Escrow Holder shall be authorized to pay to Seller the entire amount, if any, withheld.
(iii)Seller has obtained a notice of withholding (the “City Notice”, and together with the State Notice and County Notice, collectively, the “Withholding Notices”) from the City of Chicago Department of Revenue (“City”, and together with the State and County, collectively, the “Departments”) under the provisions of Section 3-4-140 of the City of Chicago Municipal Code (together with all applicable codes and regulations pertaining thereto, the “City Code”) and, if available, the City's form of full release (the "City Release", and together with the State Release and County Release, collectively, the “Bulk Sales Releases”) of claims from the City stating that all taxes, interest, penalties or nontax debts owed by Seller effective for all periods prior to the Closing Date have been paid in full. If the City Release is not available, Seller may, at its option (in its sole and absolute discretion), in satisfaction of this condition, hold back in escrow with Escrow Holder the amount to be withheld as disclosed in the City Notice until Seller receives the City Release, at which time the Escrow Holder shall be authorized to pay to Seller the entire amount, if any, withheld.
(iv)Notwithstanding anything stated to the contrary in Section 7.1(h):
(1)    If, on or before the Closing Date, (a) Seller has received responses from the Departments as contemplated above (whether a Bulk Sales Release or Withholding Notice), and (b) there exists one or more Withholding Notices disclosing amounts to withheld (the “Required Withholding Amount”) not exceeding Fifty Thousand Dollars ($50,000.00) in the aggregate, then Seller, in satisfaction of the applicable condition set forth in Sections 7.1(h)(i), (ii) and/or (iii) above, shall hold back in escrow with Escrow Holder the Required Withholding Amount until Seller receives the applicable Bulk Sales Release, at which time Escrow Holder shall be authorized to pay to Seller the amount that was withheld subject to the receipt of the applicable Bulk Sales Release.
(2)    If the State Release has been obtained by Seller by the Closing Date, but the County Notice and/or City Notice has not yet been issued, then Seller, in satisfaction of the conditions set forth in Sections 7.1(h)(ii) and/or (iii) above, as applicable, shall indemnify, defend and hold Buyer harmless from any claims asserted by the County and/or City with respect to debts owed by Seller under the County Ordinance and/or City Code, as applicable, up to an amount not exceeding Fifty Thousand Dollars ($50,000.00) in the aggregate.

(3)    If the State Notice has been issued by the Closing Date which discloses a withholding amount (the “State Withholding Amount”) not exceeding Fifty Thousand Dollars ($50,000.00), but both the County Notice and City Notice have not yet been issued, then Seller, in satisfaction of the conditions set forth in Sections 7.1(h)(i), (ii) and (iii) above, shall hold back in escrow with Escrow Holder an amount equal to (not to exceed $50,000.00 in the aggregate) twice the amount of the State Withholding Amount, until Seller receives the applicable Bulk Sales Release, at which time the Escrow Holder shall be authorized to pay to Seller the amount that was withheld subject to the receipt of the applicable Bulk Sales Release, until all such amounts withheld in escrow have been disbursed.
(4)    For avoidance of doubt, notwithstanding anything stated to the contrary in this Section 7.1(h), in no event shall Seller’s indemnity and withholding obligations provided for under this Section 7.1(h) exceed Fifty Thousand Dollars ($50,000.00) in the aggregate, unless otherwise elected by Seller in its sole and absolute discretion.
If, notwithstanding the nonsatisfaction of any such condition, the Close of Escrow occurs, there shall be no liability on the part of Seller for breaches of representations and warranties of which Buyer had actual knowledge (limited to the knowledge of Brett Keeshin) as of the Close of Escrow.
7.2    Conditions to Seller’s Obligations. The Close of Escrow and Seller’s obligations to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions for Seller’s benefit (or Seller’s waiver thereof, it being agreed that Seller may waive any or all of such conditions) on or prior to the Closing Date or the dates designated below for the satisfaction of such conditions:
(a)All of Buyer’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date;
(b)As of the Closing Date, Buyer has performed its obligations hereunder and all deliveries to be made at Close of Escrow by Buyer shall have been tendered including, without limitation, the deposit with Escrow Holder of the amounts set forth in Section 6.2(a) hereof;
(c)There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Buyer that would materially and adversely affect Buyer’s ability to perform its obligations under this Agreement;
(d)There shall exist no pending or threatened action, suit or proceeding with respect to Buyer before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transaction contemplated hereby; and
(e)Seller shall have received all consents and approvals from (i) all governmental bodies from whom such consents and approvals are necessary in order to consummate the Close of Escrow, and (ii) all third parties from whom such consents or approvals are necessary under all contracts, covenants and other agreements relating to the Real Property and which have been recorded against the Real Property or are contained in the Property Information made available to Buyer, but only to the extent Seller’s failure to obtain such consents and/or approvals would prevent Seller from consummating the Close of Escrow.
(f)Seller shall have received a full general release signed by the broker, if any, referred to in Section 14 hereof, which shall be in form and substance reasonably acceptable to Seller, and shall release Seller from all costs, obligations, liabilities, commissions, fees, and claims arising from the transaction contemplated by this Agreement upon payment of the agreed upon commission.
8.CLOSE OF ESCROW; POSSESSION
8.1    “Close of Escrow” shall mean and refer to the closing of the transaction contemplated by this Agreement which shall be deemed to have occurred if (a) Seller provides irrevocable direction to the Title Company to record the Deed, (b) the Title Company agrees in writing to comply with Seller’s and Buyer’s closing instructions, and (c) Buyer provides irrevocable direction to release the Purchase Price to Seller. The Escrow and Buyer’s right to purchase the Real Property will terminate automatically if the Close of Escrow does not occur on or before 1:30 p.m. (California time) on the Closing Date.
8.2    Sole exclusive possession of the Real Property, subject only to the Permitted Exceptions, shall be delivered to Buyer on the Closing Date.
9.ESCROW
9.1    Closing. The escrow (the “Escrow”) for the consummation of this transaction shall be established with Escrow Holder at the address indicated in Section 15.1 hereof by the deposit of an original signed copy of this Agreement with Escrow Holder contemporaneously with the execution hereof. This Agreement shall constitute both an agreement among Buyer and Seller and escrow instructions for Escrow Holder. If Escrow Holder requires separate or additional escrow instructions which it deems necessary for its protection, Seller and Buyer hereby agree promptly upon request by Escrow Holder to execute and deliver to Escrow Holder such separate or additional escrow instructions (the “Additional Instructions”). In the event of any conflict or inconsistency between this Agreement and the Additional Instructions, this Agreement shall prevail and govern, and the Additional Instructions shall so provide. The Additional Instructions shall not modify or amend the provisions of this Agreement unless otherwise agreed to in writing by Seller and Buyer.
On the Closing Date, provided that the conditions set forth in Sections 7.1 and 7.2 hereof have been satisfied or waived, Escrow Holder shall take the following actions in the order indicated below:
(a)With respect to all closing documents delivered to Escrow Holder hereunder, and to the extent necessary, Escrow Holder is authorized to insert into all blanks requiring the insertion of dates the date of the recordation of the Deed or such other date as Escrow Holder may be instructed in writing by Seller and Buyer;

(b)Deliver to Seller, in cash or current funds, the Purchase Price, plus or minus, as the case may be, the amounts determined in accordance with the provisions of Section 10 hereof, Buyer’s signed counterparts of the Assignment of Leases and Contracts and Bill of Sale and conformed copies of the recorded Deed;
(c)Record the Deed in the official records of the County in which the Real Property is located;
(d)Deliver to Buyer those items referred to in Section 6.1 hereof and a conformed copy of the recorded Deed;
(e)Cause the Title Company to issue the Title Policy for the Real Property in accordance with the provisions of Section 4.2.3 hereof; and
(f)Deliver to Seller and Buyer a final closing statement which has been certified by Escrow Holder to be true and correct.
9.2    Escrow and Title Charges.
(a)Upon the Close of Escrow, escrow, title charges and other closing costs shall be allocated between Seller and Buyer as follows:
(i)Seller shall pay: (1) the premiums for the Title Policy, (2) one-half (½) of any escrow fees or similar charges of Escrow Holder, and (3) sales, gross receipts, compensating, stamp, excise, documentary, transfer, deed or similar taxes or fees for the State of Illinois, County of Cook and the City of Chicago ($3.00 per thousand as to the City of Chicago).
(ii)Buyer shall pay: (1) one-half (½) of any escrow fees or similar charges of Escrow Holder, (2) the cost of recording the Deed, and (3) sales, gross receipts, compensating, stamp, excise, documentary, transfer, deed or similar taxes or fees for the City of Chicago ($7.50 per thousand as to the City of Chicago). If Buyer desires ALTA extended coverage for any Title Policy, Buyer shall pay the premiums and any additional costs (including any survey costs) for such coverage (additional to the premiums for standard coverage) and the cost of any endorsements to the Title Policy, if required by Buyer.
(iii)Buyer shall pay all costs incurred in connection with Buyer’s updating or recertifying the Existing Surveys or obtaining any surveys for the Real Property.
(iv)Except to the extent otherwise specifically provided herein, all other expenses incurred by Seller and Buyer with respect to the negotiation, documentation and closing of this transaction, including, without limitation, Buyer’s and Seller’s attorneys’ fees, shall be borne and paid by the party incurring same.
(b)If the Close of Escrow does not occur by reason of Buyer’s or Seller’s default under this Agreement, then all escrow and title charges (including cancellation fees) shall be borne by the party in default.

9.3    Procedures Upon Failure of Condition. Except as otherwise expressly provided herein, if any condition set forth in Sections 7.1 or 7.2 hereof is not timely satisfied or waived for a reason other than the default of Buyer or Seller in the performance of its respective obligations under this Agreement:
(a)This Agreement, the Escrow and the respective rights and obligations of Seller and Buyer hereunder shall terminate (other than the indemnity and insurance obligations of Buyer set forth in Sections 4.3.1 and 14 hereof and the confidentiality provisions of Section 4.6 hereof which shall survive such termination) at the written election of the party for whose benefit such condition was imposed, which written election must be made (i) within two (2) business days after (but, as to the condition in Section 7.1(e) above, within one (1) business day after) the date such condition was to be satisfied, or (ii) on the date the Close of Escrow occurs, whichever occurs first;
(b)Escrow Holder shall promptly return to Buyer all funds of Buyer in its possession, including the Deposit and all interest accrued thereon, and to Seller and Buyer all documents deposited by them respectively, which are then held by Escrow Holder;
(c)Buyer shall return to Seller the Property Information; and
(d)Any escrow cancellation and title charges shall be borne equally by Seller and Buyer.
10.PRORATIONS
If the Purchase Price is received by Seller’s depository bank in time to credit to Seller’s account on the Closing Date, the day the Close of Escrow occurs shall belong to Buyer and all prorations hereinafter provided to be made as of the Close of Escrow shall each be made as of the end of the day before the Closing Date. If the cash portion of the Purchase Price is not so received by Seller’s depository bank on the Closing Date, then the day the Close of Escrow occurs shall belong to Seller and such proration shall be made as of the end of the day that is the Closing Date. In each such proration set forth below, the portion thereof applicable to periods beginning as of Close of Escrow shall be credited to Buyer or charged to Buyer as applicable and the portion thereof applicable to periods ending as of Close of Escrow shall be credited to Seller or charged to Seller as applicable.
10.1    Collected Rent. All rent (including, without limitation, all base rents, additional rents and retroactive rents, and expressly excluding tenant reimbursements for Operating Costs, as hereinafter defined) and all other income (and any applicable state or local tax on rent) (hereinafter collectively referred to as “Rents”) collected under Leases in effect on the Closing Date shall be prorated as of the Close of Escrow. Buyer shall receive a credit against the Purchase Price for any free rent credits owing to any tenant (for periods from and after the Closing Date) to the extent such free rent is set forth on Schedule 1-2 attached hereto. Uncollected Rent (“Uncollected Rent”) shall not be prorated and, to the extent payable for the period prior to the Close of Escrow, shall remain the property of Seller. Unless otherwise specifically identified by a tenant to be paid in any other order, Buyer and Seller shall apply Rent from tenants that are collected after the Close of Escrow first to Rents which are due to Buyer after the Close of Escrow and second to Rents which were due to Seller on or before the Close of Escrow. Any prepaid Rents for the period following the Closing Date shall be paid over by Seller or credited to Buyer. Buyer will make reasonable efforts, without suit, to collect any Rents applicable to the period before the Close of Escrow including, without limitation, sending to tenants bills for the payment of past due Rents during the first six (6) month period following the Closing Date. Seller may pursue collection of any Rents that were past due as of the Closing Date, provided that Seller shall have no right to terminate any Lease or any tenant’s occupancy under any Lease in connection therewith.
10.2    Operating Costs and Additional Rent Reconciliation. Seller, as landlord under the Leases, is currently collecting from tenants under the Leases additional rent to cover taxes, insurance, utilities (to the extent not paid directly by tenants), common area maintenance and other operating costs and expenses (collectively, “Operating Costs”) in connection with the ownership, operation, maintenance and management of the Real Property. To the extent that any additional rent (including, without limitation, estimated payments for Operating Costs) is paid by tenants to the landlord under the Leases based on an estimated payment basis (monthly, quarterly, or otherwise) for which a future reconciliation of actual Operating Costs to estimated payments is required to be performed at the end of a reconciliation period, Buyer and Seller shall make an adjustment at the Close of Escrow for the applicable reconciliation period (or periods, if the Leases do not have a common reconciliation period) based on a comparison of the actual Operating Costs to the estimated payments at the Close of Escrow, with a final adjustment upon the completion by Buyer of the future reconciliation of actual Operating Costs to estimated payments that is required to be performed at the end of the reconciliation period. If, as of the Close of Escrow, Seller has received additional rent payments in excess of the amount that tenants will be required to pay, based on the actual Operating Costs as of the Close of Escrow, Buyer shall receive a credit in the amount of such excess. If, as of the Close of Escrow, Seller has received additional rent payments that are less than the amount that tenants would be required to pay, based on the actual Operating Costs as of the Close of Escrow, Seller shall not receive a credit in the amount of such deficiency, but instead shall be entitled to such amounts if, as and when collected after the Close of Escrow; Buyer will make reasonable efforts, without suit, to collect such amounts. Operating Costs that are not payable by tenants either directly or reimbursable under the Leases shall be prorated between Seller and Buyer and shall be reasonably estimated by the parties if final bills are not available.
10.3    Taxes and Assessments. Seller has notified Buyer that the tax appeal for real estate taxes and assessments with respect to the Real Property for the 2022 tax year and which are payable in 2023 (“2022 Taxes”) has been resolved, as evidenced by the findings of the letter from the Cook County Board of Review dated as of August 16, 2023, a copy of which is attached hereto as Exhibit M (“Tax Appeal Determination”). The tax bill for the second installment of 2022 Taxes shall be paid by Seller on or prior to the Closing Date. Seller shall be entitled to a credit at Closing based upon the number of days of Buyer’s ownership of the Real Property for the 2023 tax year (with such proration taking into account the tax bill for the second installment of 2022 Taxes to be paid by Seller on or prior to the Closing Date, and the amounts previously paid by Seller for the first installment of 2022 Taxes). For purposes of illustration only, assuming a Closing Date of December 4, 2023 and that Seller has paid in full the second installment of 2022 Taxes prior to the Close of Escrow, then the credit that Seller shall be entitled to for 2022 Taxes as contemplated above shall be $93,543.49 (calculated as follows:

$1,219,406.17 total 2022 Taxes paid, divided by 365 days = $3,340.84 per diem, multiplied by 28 days of Buyer’s ownership in 2023 = $93,543.49).
Real estate taxes and assessments imposed and/or to be imposed by any governmental authority with respect to the Real Property for the 2023 tax year and subsequent tax years (the “Additional Taxes”) and which are payable in 2024 and subsequent years shall be assumed and paid by Buyer when the same become due; Buyer shall not be entitled to any credit for real estate taxes imposed for the 2023 tax year (and which are payable in 2024) or any subsequent years. The 2022 Taxes and the Additional Taxes are hereinafter collectively referred to as the “Taxes”.
10.4    Leasing Commissions, Tenant Improvements and Contracts. At Close of Escrow, Buyer shall assume (pursuant to the Assignment of Leases and Contracts and Bill of Sale) the obligation to pay all (a) leasing costs that are due or become due prior to the Closing Date to the extent that the same (i) arise from a new lease or any Lease amendment, extension or expansion hereafter entered into by Seller in accordance with the terms and conditions of this Agreement, or (ii) arise out of any New and Pending Lease Transactions (including, without limitation, the commissions and/or tenant improvements referenced in Section 5.3 hereof), and (b) leasing costs that are due after the Closing Date to the extent disclosed in the Leases, disclosed in any of the Property Information, disclosed in any estoppel certificates delivered to Buyer prior to the expiration of the Due Diligence Period, or otherwise disclosed to Buyer in writing prior to the expiration of the Due Diligence Period. Buyer will assume the obligations arising from and after the Closing Date under the Contracts. In accordance with the provisions of Section 5.3 hereof, Buyer shall receive a credit towards the Purchase Price equal to the leasing commissions and tenant improvement allowances referred to in Schedule 1-2 attached hereto to the extent the same remains unpaid as of the Close of Escrow.
10.5    Tenant Deposits. The tenant security deposits received by Seller as set forth on Schedule 4 attached hereto (and interest thereon if required by law or contract to be earned thereon) and not theretofore applied to tenant obligations under the Leases in accordance with the terms of the Leases shall be transferred or credited to Buyer at the Close of Escrow or placed in escrow if required by law. As of the Close of Escrow, Buyer shall assume Seller’s obligations related to tenant security deposits transferred or credited to Buyer (“Transferred Security Deposits”). Buyer will indemnify, defend, and hold Seller harmless from and against all demands and claims made by tenants arising out of the transfer or disposition of any Transferred Security Deposits and will reimburse Seller for all reasonable attorneys’ fees incurred or that may be incurred as a result of any such claims or demands as well as for all loss, expenses, verdicts, judgments, settlements, interest, costs and other expenses incurred or that may be incurred by Seller as a result of any such claims or demands by tenants. If any security deposits are in the form of a letter of credit, Seller’s obligation to deliver or credit such deposit shall be satisfied by the delivery by Seller, as of the Close of Escrow, of the original letter of credit into Escrow, and execute and deliver into Escrow at Closing such other instruments as the issuer of such letter of credit shall reasonably require in order to cause the named beneficiary under such letter of credit to be changed to Buyer. All costs of the assignment of any letter of credit shall be paid by Seller.
10.6    Utilities and Utility Deposits. Utilities for the Real Property (excluding utilities for which payment is made directly by tenants), including water, sewer, electric, and gas, based upon the last reading of meters prior to the Close of Escrow, shall be prorated. Seller shall be entitled to a credit for all security deposits held by any of the utility companies providing service to the Real Property and transferred to Buyer. Seller shall endeavor to obtain meter readings on the day before the Closing Date, and if such readings are obtained, there shall be no proration of such items and Seller shall pay at Close of Escrow the bills therefor for the period to the day preceding the Close of Escrow, and Buyer shall pay the bills therefor for the period subsequent thereto. If the utility company will not issue separate bills, Buyer will receive a credit against the Purchase Price for Seller’s portion and will pay the entire bill prior to delinquency after Close of Escrow. If Seller has paid utilities no more than thirty (30) days in advance in the ordinary course of business, then Buyer shall be charged its portion of such payment at Close of Escrow. Buyer shall be responsible for making any security deposits required by utility companies providing service to the Real Property.
10.7    Owner Deposits. Seller shall receive a credit at the Close of Escrow in the amount set forth on Schedule 3 attached hereto for all bonds, deposits, letters of credit, set aside letters or other similar items, if any, that are outstanding with respect to the Real Property that have been provided by Seller or any of its affiliates to any governmental agency, public utility, or similar entity (collectively, “Owner Deposits”) to the extent assignable and assigned to Buyer. To the extent any Owner Deposits are not assignable to Buyer, Buyer shall replace such Owner Deposits and obtain the release of Seller (or its affiliates) from any obligations under such Owner Deposits. To the extent that any funds are released as a result of the termination of any Owner Deposits for which Seller did not get a credit, such funds shall be delivered to Seller immediately upon their receipt.
10.8    Intentionally Deleted.
10.9    Final Adjustment After Closing. If final prorations cannot be made at the Close of Escrow for any item being prorated under this Section 10, then, provided Buyer and Seller both identify any such proration (“Post Closing Proration”) in writing before the Close of Escrow, Buyer and Seller agree to allocate such items on a fair and equitable basis as soon as invoices or bills are available and applicable reconciliation with tenants have been completed, with final adjustment to be made as soon as reasonably possible after the Close of Escrow (but in no event later than ninety (90) days after the Close of Escrow, except that adjustments arising from Operating Costs under Section 10.2 hereof shall not be subject to such 90-day limitation, but shall be made as soon as reasonably possible). Payments in connection with the final adjustment shall be due no later than ninety (90) days after the Close of Escrow, except that adjustments arising from Operating Costs under Section 10.2 hereof shall not be subject to such 90-day limitation, but shall be made as soon as reasonably possible. Seller shall have reasonable access to, and the right to inspect and audit, Buyer’s books, applicable to a specific contested proration, to confirm the final prorations for a period of one (1) year after the Close of Escrow. Notwithstanding anything to the contrary stated in this Article 10, except for any reconciliation arising out of Operating Costs under Section 10.2 hereof, and except for any Post Closing Prorations (which must be determined and paid within ninety (90) days after the Close of Escrow), all prorations made under this Article 10 shall be final as of the Close of Escrow and shall not be subject to further adjustment (whether due to an error or for any other reason) after the Close of Escrow.

11.SELLER’S REPRESENTATIONS AND WARRANTIES; AS-IS
11.1    Seller’s Representations and Warranties. In consideration of Buyer’s entering into this Agreement and as an inducement to Buyer to purchase the Real Property from Seller, Seller makes the following representations and warranties to Buyer:
(a)Seller is a limited liability company organized and in good standing under the laws of the State of Delaware. Seller has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Seller is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein.
(b)There is no agreement to which Seller is a party or to Seller’s Actual Knowledge binding on Seller which would prevent Seller from consummating the transaction contemplated by this Agreement.
(c)Seller is not a “foreign person” as defined in Section 1445(f)(3) of the Internal Revenue Code and regulations promulgated thereunder, which Seller shall so certify at Closing.
(d)To Seller’s Actual Knowledge, except as disclosed on Schedule 2 attached hereto, Seller has received no written notice from any governmental agency in the last 24 months that the Property or the current use and operation thereof violate any applicable federal, state or municipal law, statute, code, ordinance, rule or regulation (including those relating to environmental matters), except with respect to such violations as have been fully cured prior to the date hereof.
(e)To Seller’s Actual Knowledge, except as disclosed on Schedule 2 attached hereto, Seller has not received written notice from any governmental agency of any currently pending condemnation proceedings relating to the Property.
(f)To Seller’s Actual Knowledge, except as disclosed on Schedule 2 attached hereto, except with respect to slip and fall and similar claims or matters covered by Seller’s commercial liability insurance policy, Seller has not received service of process with respect to any litigation that has been filed against Seller that arises out of the ownership of the Property and would materially affect the Property or the use thereof, or Seller’s ability to perform hereunder.
(g)To Seller’s Actual Knowledge, except as disclosed on Schedule 2 attached hereto, Seller has not received written notice from any contractor in the past ninety (90) days disclosing unpaid bills for any services, labor or materials provided to the Property that was contracted for directly by any tenant at the Property.
(h)Seller is not and is not acting on behalf of (i) an “employee benefit plan” within the meaning of Section 3(3) of ERISA, (ii) a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or (iii) an entity deemed to hold

“plan assets” within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, of any such employee benefit plan or plans.
(i)Seller has no employees, either at-will or in the context of an employment contract with Seller, and any employees associated with the Property are employees of Seller’s property manager.
(j)Seller has not either filed or been the subject of any filing of a petition under the Federal Bankruptcy Law or any federal or state insolvency laws or laws for composition of indebtedness or for the reorganization of debtors. To Seller’s Actual Knowledge, Seller has not received written notice of the existence of any attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under other debtor relief laws contemplated by, pending, or threatened against Seller.
(k)To Seller’s Actual Knowledge, neither Seller nor any of its respective affiliates or constituents, nor any of their respective brokers or other agents acting in any capacity in connection with the transactions contemplated by this Agreement is or will be (a) conducting any business or engaging in any transaction or dealing with any person appearing on the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) list of restrictions and prohibited persons (“Prohibited Person”) (which lists can be accessed at the following web address: http://www.ustreas.gov/offices/enforcement/ofac/), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (b) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 dated September 24, 2001, relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”; or (c) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempting to violate, any of the prohibitions set forth in any U.S. anti-money laundering law.
For purposes of this Section 11.1, the phrase “To Seller’s Actual Knowledge” shall mean the actual (and not implied, imputed, or constructive) knowledge of Luke Hamagiwa (whom the Seller represents is the asset manager for the Real Property), without any inquiry or investigation of any other parties, including, without limitation, the tenants and the property manager of the Real Property.
The representations and warranties made by Seller in this Agreement shall survive the recordation of the Deed for a period of six (6) months, and any action for a breach of Seller’s representations or warranties must be made and filed within said six (6) month period. If, after the Effective Date, but before the Close of Escrow, Seller becomes aware of any facts or changes in circumstances that would cause any of its representations and warranties in this Agreement to be untrue at Close of Escrow, Seller may notify Buyer in writing of such fact. In such case, or in the event Buyer obtains information which would cause any of Seller’s representations and warranties to be untrue at Close of Escrow, Buyer, as its sole and exclusive remedy, shall have the right to either (i) terminate this Agreement to the extent that the failure of any such representation or warranty to be true would have a “material adverse impact” on the Property, in which case the Deposit shall be immediately returned to Buyer and neither party shall have any rights or obligations under this Agreement (except for Sections 4.3.1, 15.3 and 15.5 which survive termination of this Agreement); or (ii) to the extent Buyer is not permitted to terminate this Agreement pursuant to clause (i) above, accept a qualification to Seller’s representations and warranties as of the Close of Escrow and complete the purchase and sale of the Property without any rights to recovery for breach of the unqualified representation and warranty. Other than as set forth in the immediately preceding sentence, if Buyer proceeds with the Close of Escrow, Buyer shall be deemed to have expressly waived any and all remedies for the breach of any representation or warranty discovered by Buyer prior to the Close of Escrow. For purposes of this paragraph, a breached representation or warranty shall be deemed to have a “material adverse impact” if it deals with a liquidated amount in excess of $75,000.00 and Seller elects not to provide Buyer with a credit for such amount at Close of Escrow.

11.2    As-Is. As of the expiration of the Due Diligence Period, Buyer will have:
(a)examined and inspected the Property and will know and be satisfied with the physical condition, quality, quantity and state of repair of the Property in all respects (including, without limitation, the compliance of the Real Property with the Americans With Disabilities Act of 1990 Pub.L. 101-336, 104 Stat. 327 (1990), and any comparable local or state laws (collectively, the “ADA”)) and by proceeding with this transaction following the expiration of the Due Diligence Period shall be deemed to have determined that the same is satisfactory to Buyer;
(b)reviewed the Property Information and all instruments, records and documents which Buyer deems appropriate or advisable to review in connection with this transaction, including, but not by way of limitation, any and all architectural drawings, plans, specifications, surveys, building and occupancy permits, and any licenses, leases, contracts, warranties and guarantees relating to the Real Property or the business conducted thereon, and Buyer, by proceeding with this transaction following the expiration of the Due Diligence Period, shall be deemed to have determined that the same and the information and data contained therein and evidenced thereby are satisfactory to Buyer;
(c)reviewed all applicable laws, ordinances, rules and governmental regulations (including, but not limited to, those relating to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Real Property, and Buyer, by proceeding with this transaction following the expiration of the Due Diligence Period, shall be deemed to have determined that the same are satisfactory to Buyer; and
(d)at its own cost and expense, made its own independent investigation respecting the Property and all other aspects of this transaction, and shall have relied thereon and on the advice of its consultants in entering into this Agreement, and Buyer, by proceeding with this transaction following the expiration of the Due Diligence Period, shall be deemed to have determined that the same are satisfactory to Buyer.
TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES IN SECTION 11.1 OF THIS AGREEMENT AND ANY WARRANTIES OF TITLE CONTAINED IN THE DEED DELIVERED AT THE CLOSE OF ESCROW (“SELLER’S WARRANTIES”), THIS SALE IS MADE AND WILL BE MADE WITHOUT REPRESENTATION, COVENANT, OR WARRANTY OF ANY KIND (WHETHER EXPRESS, IMPLIED, OR, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, STATUTORY) BY SELLER. AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, BUYER AGREES TO ACCEPT THE PROPERTY ON AN “AS IS” AND “WHERE IS” BASIS, WITH ALL FAULTS, AND WITHOUT ANY REPRESENTATION OR WARRANTY, ALL OF WHICH SELLER HEREBY DISCLAIMS, EXCEPT FOR SELLER’S WARRANTIES. EXCEPT FOR SELLER’S WARRANTIES, NO WARRANTY OR REPRESENTATION IS MADE BY SELLER AS TO FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, DESIGN, QUALITY, CONDITION, OPERATION OR INCOME, COMPLIANCE WITH DRAWINGS OR SPECIFICATIONS, ABSENCE OF DEFECTS, ABSENCE OF HAZARDOUS OR TOXIC SUBSTANCES, ABSENCE OF FAULTS,

FLOODING, OR COMPLIANCE WITH LAWS AND REGULATIONS INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO HEALTH, SAFETY, AND THE ENVIRONMENT (INCLUDING, WITHOUT LIMITATION, THE ADA). BUYER ACKNOWLEDGES THAT BUYER HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON ITS OWN INVESTIGATION OF THE PHYSICAL, ENVIRONMENTAL, ECONOMIC USE, COMPLIANCE, AND LEGAL CONDITION OF THE PROPERTY AND THAT BUYER IS NOT NOW RELYING, AND WILL NOT LATER RELY, UPON ANY REPRESENTATIONS AND WARRANTIES MADE BY SELLER OR ANYONE ACTING OR CLAIMING TO ACT, BY, THROUGH OR UNDER OR ON SELLER’S BEHALF CONCERNING THE PROPERTY. ADDITIONALLY, BUYER AND SELLER HEREBY AGREE THAT (A) EXCEPT FOR SELLER’S WARRANTIES, BUYER IS TAKING THE PROPERTY “AS IS” WITH ALL LATENT AND PATENT DEFECTS AND THAT EXCEPT FOR SELLER’S WARRANTIES, THERE IS NO WARRANTY BY SELLER THAT THE PROPERTY IS FIT FOR A PARTICULAR PURPOSE, (B) EXCEPT FOR SELLER’S WARRANTIES, BUYER IS SOLELY RELYING UPON ITS EXAMINATION OF THE PROPERTY, AND (C) BUYER TAKES THE PROPERTY UNDER THIS AGREEMENT UNDER THE EXPRESS UNDERSTANDING THAT THERE ARE NO EXPRESS OR IMPLIED WARRANTIES (EXCEPT FOR THE LIMITED WARRANTIES OF TITLE SET FORTH IN THE DEED AND SELLER’S WARRANTIES).
WITH RESPECT TO THE FOLLOWING, BUYER FURTHER ACKNOWLEDGES AND AGREES THAT SELLER SHALL NOT HAVE ANY LIABILITY, OBLIGATION OR RESPONSIBILITY OF ANY KIND AND THAT SELLER HAS MADE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND:
1.    THE CONTENT OR ACCURACY OF ANY REPORT, STUDY, OPINION OR CONCLUSION OF ANY SOILS, TOXIC, ENVIRONMENTAL OR OTHER ENGINEER OR OTHER PERSON OR ENTITY WHO HAS EXAMINED THE PROPERTY OR ANY ASPECT THEREOF;
2.    THE CONTENT OR ACCURACY OF ANY OF THE ITEMS (INCLUDING, WITHOUT LIMITATION, THE PROPERTY INFORMATION) DELIVERED TO BUYER PURSUANT TO BUYER’S REVIEW OF THE CONDITION OF THE PROPERTY; OR
3.    THE CONTENT OR ACCURACY OF ANY PROJECTION, FINANCIAL OR MARKETING ANALYSIS OR OTHER INFORMATION GIVEN TO BUYER BY SELLER OR REVIEWED BY BUYER WITH RESPECT TO THE PROPERTY.
BUYER ALSO ACKNOWLEDGES THAT THE REAL PROPERTY MAY OR MAY NOT CONTAIN ASBESTOS AND, IF THE REAL PROPERTY CONTAINS ASBESTOS, THAT BUYER MAY OR MAY NOT BE REQUIRED TO REMEDIATE ANY ASBESTOS CONDITION IN ACCORDANCE WITH APPLICABLE LAW.
BUYER IS A SOPHISTICATED REAL ESTATE INVESTOR AND IS, OR WILL BE AS OF THE CLOSE OF ESCROW, FAMILIAR WITH THE REAL PROPERTY AND ITS

SUITABILITY FOR BUYER’S INTENDED USE. THE PROVISIONS OF THIS SECTION 11.2 SHALL SURVIVE INDEFINITELY ANY CLOSING OR TERMINATION OF THIS AGREEMENT AND SHALL NOT BE MERGED INTO THE DOCUMENTS EXECUTED AT CLOSE OF ESCROW.

/s/ BAK BUYER’S INITIALS
12.BUYER’S COVENANTS, REPRESENTATIONS AND WARRANTIES; RELEASE; ERISA; INDEMNIFICATION
In consideration of Seller entering into this Agreement and as an inducement to Seller to sell the Real Property to Buyer, Buyer makes the following covenants, representations and warranties:
12.1    Buyer’s Representations and Warranties.
(a)Authority. Buyer is a limited liability company formed and in good standing under the laws of the State of Illinois. Buyer has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Buyer is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein. There is no agreement to which Buyer is a party or to Buyer’s knowledge binding on Buyer which is in conflict with this Agreement.
(b)Executive Order 13224. To the best of Buyer’s knowledge, neither Buyer nor any of its respective affiliates or constituents, nor any of their respective brokers or other agents acting in any capacity in connection with the transactions contemplated by this Agreement is or will be (a) conducting any business or engaging in any transaction or dealing with any person appearing on the OFAC list of Prohibited Persons (which lists can be accessed at the following web address: http://www.ustreas.gov/offices/enforcement/ofac/), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (b) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 dated September 24, 2001, relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”; or (c) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempting to violate, any of the prohibitions set forth in any U.S. anti-money laundering law.
12.2    Release. By proceeding with this transaction following the expiration of the Due Diligence Period, Buyer shall be deemed to have made its own independent investigation of the Property, the Property Information and the presence of Hazardous Materials on the Real Property as Buyer deems appropriate. Accordingly, subject to the representations and warranties of Seller expressly set forth in Section 11.1 hereof, Buyer, on behalf of itself and all of its officers, directors, shareholders, employees, representatives and affiliated entities (collectively, the “Releasors”) hereby expressly waives and relinquishes any and all rights and remedies Releasors may now or hereafter have against Seller, its successors and assigns, partners, shareholders, officers and/or directors (the “Seller Parties”), whether known or unknown, which may arise from or be related to (a) the physical condition, quality, quantity and state of repair of the Real Property and the prior management and operation of the Real Property, (b) the Property Information or any other information relating to the Property provided to Buyer by Seller or Seller’s agents, (c) the Real Property’s compliance or lack of compliance with any federal, state or local laws or regulations, and (d) any past, present or future presence or existence of Hazardous Materials on, under or about the Real Property or with respect to any past, present or future violation of any rules, regulations or laws, now or hereafter enacted, regulating or governing the use, handling, storage or disposal of Hazardous Materials, including, without limitation, (i) any and all rights and remedies Releasors may now or hereafter have under the Comprehensive Environmental Response Compensation and Liability Act of 1980 (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, and the Toxic Substance Control Act, all as amended, and any similar state, local or federal environmental law, rule or regulation, and (ii) any and all claims, whether known or unknown, now or hereafter existing, with respect to the Real Property under Section 107 of CERCLA (42 U.S.C.A. §9607). As used herein, the term “Hazardous Material(s)” includes, without limitation, any hazardous or toxic materials, substances or wastes, such as (1) any materials, substances or wastes which are toxic, ignitable, corrosive or reactive and which are regulated by any local governmental authority, or any agency of the United States government, (2) any other material, substance, or waste which is defined or regulated as a hazardous material, extremely hazardous material, hazardous waste or toxic substance pursuant to any laws, rules, regulations or orders of the United States government, or any local governmental body, (3) asbestos, (4) petroleum and petroleum based products, (5) formaldehyde, (6) polychlorinated biphenyls (PCBs), and (7) freon and other chlorofluorocarbons. In addition, Buyer, on behalf of itself and the other Releasors, hereby knowingly and intentionally waives any and all claims and causes of action it may have against Seller Parties with respect to COVID-19 and/or other infectious diseases so contracted by Buyer and/or Releasors or any of its employees, agents or contractors at the Property as a result of its inspection of the Property and releases Seller Parties from any and all claims, actions, causes of action, liabilities, losses, damages, costs and/or expenses resulting from or relating to it or any of its employees, agents or contractors contracting COVID-19 or any other infectious disease while present at the Property.

Buyer’s Initials: /s/ BAK
WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER, ON BEHALF OF ITSELF AND THE OTHER RELEASORS, HEREBY ASSUMES ALL RISK AND LIABILITY RESULTING OR ARISING FROM, OR RELATING TO THE OWNERSHIP, USE, CONDITION, LOCATION, MAINTENANCE, REPAIR, OR OPERATION OF, THE PROPERTY.
THE FOREGOING WAIVERS, RELEASES AND AGREEMENTS BY BUYER, ON BEHALF OF ITSELF AND THE RELEASORS, SHALL SURVIVE THE CLOSE OF

ESCROW AND THE RECORDATION OF THE DEED AND SHALL NOT BE DEEMED MERGED INTO THE DEED UPON ITS RECORDATION.
NOTWITHSTANDING THE FOREGOING, THE PROVISIONS OF THIS SECTION 12.2 SHALL NOT APPLY TO, AND BUYER DOES NOT RELEASE SELLER FROM: (a) ANY DAMAGES, CLAIMS, LIABILITIES OR OBLIGATIONS ARISING OUT OF OR IN CONNECTION WITH A BREACH OF ANY COVENANT, REPRESENTATION OR WARRANTY OF SELLER SET FORTH IN THIS AGREEMENT OR ANY OF THE DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT THAT EXPRESSLY SURVIVES CLOSING, AND (b) SELLER’S FRAUD.
12.3    ERISA. Buyer is not purchasing any of the Property with “plan assets” of an Employee Benefit Plan subject to Title I of the Employee Retirement Income Security Act of 1974 (as amended from time to time, the “Act,” and together with any regulation, rule or judicial or administrative case, order, or pronouncement arising under or connected with the Act, “ERISA”) or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”). Buyer shall take all actions reasonably requested by Seller for the purpose of ensuring, to Seller’s satisfaction, that the transactions contemplated herein will comply with ERISA and not result in an imposition of an excise tax under Section 4975 of the Code; such actions shall include, without limitation, the making of such further representations and warranties as Seller’s counsel reasonably deems necessary to ensure that neither this Agreement nor any of the transactions contemplated herein will violate ERISA or result in an imposition of an excise tax under Section 4975 of the Code. In the event that this Agreement, or any transaction or other action by Seller in connection herewith, shall be deemed to violate ERISA or result in an imposition of an excise tax under Section 4975 of the Code, Seller may immediately terminate this Agreement (without any liability to Seller) in accordance with, and subject to the terms and conditions of, Section 9.3 hereof as if such termination arose from a failed condition under Section 9.3 hereof.
13.DEFAULT AND DAMAGES
13.1    DEFAULT BY BUYER. BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT, IN THE EVENT THE CLOSE OF ESCROW FAILS TO OCCUR DUE TO A BUYER DEFAULT (ALL OF THE CONDITIONS TO BUYER’S OBLIGATIONS TO CLOSE HAVING BEEN SATISFIED OR WAIVED), SELLER WILL SUFFER DAMAGES IN AN AMOUNT WHICH WILL, DUE TO THE SPECIAL NATURE OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THE SPECIAL NATURE OF THE NEGOTIATIONS WHICH PRECEDED THIS AGREEMENT, BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ASCERTAIN. IN ADDITION, BUYER WISHES TO HAVE A LIMITATION PLACED UPON THE POTENTIAL LIABILITY OF BUYER TO SELLER IN THE EVENT THE CLOSE OF ESCROW FAILS TO OCCUR DUE TO A BUYER DEFAULT, AND WISHES TO INDUCE SELLER TO WAIVE OTHER REMEDIES WHICH SELLER MAY HAVE IN THE EVENT OF A BUYER DEFAULT. BUYER AND SELLER, AFTER DUE NEGOTIATION, HEREBY ACKNOWLEDGE AND AGREE THAT THE AMOUNT OF THE DEPOSIT REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL SUSTAIN IN THE EVENT OF SUCH BUYER DEFAULT. BUYER AND SELLER HEREBY AGREE THAT SELLER

MAY, IN THE EVENT THE CLOSE OF ESCROW FAILS TO OCCUR DUE TO A BUYER DEFAULT, AND PROVIDED SELLER IS NOT OTHERWISE IN DEFAULT AS PROVIDED IN SECTION 13.2 BELOW, TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO BUYER AND ESCROW HOLDER, CANCEL THE ESCROW AND RECEIVE THE DEPOSIT, IN FULL SATISFACTION OF ANY AND ALL CLAIMS SELLER MAY HAVE NOW OR IN THE FUTURE HAVE AGAINST BUYER (SUBJECT TO THE TERMS AND PROVISIONS OF THE LAST PARAGRAPH IN THIS SECTION 13.1), AND AS LIQUIDATED DAMAGES AND ESCROW HOLDER SHALL DELIVER THE DEPOSIT TO SELLER NO EARLIER THAN THREE (3) BUSINESS DAYS AFTER ESCROW HOLDER’S AND BUYER’S RECEIPT OF SELLER’S NOTICE; PROVIDED, HOWEVER, IN THE EVENT BUYER DELIVERS A WRITTEN OBJECTION TO SELLER’S NOTICE WITHIN THE TIME PERIOD SET FORTH ABOVE, ESCROW HOLDER SHALL NOT RELEASE THE DEPOSIT TO SELLER UNTIL SUCH TIME THAT JOINT DIRECTION IS ISSUED BY THE PARTIES, OR IN CONNECTION WITH ESCROW HOLDER FILING AN INTERPLEADER ACTION IN A COURT OF GENERAL JURISDICTION IN THE COUNTY OR CIRCUIT WHERE THE PROPERTY IS LOCATED. SUCH PAYMENT OF THE DEPOSIT TO SELLER IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY.

NOTHING IN THIS SECTION 13.1 SHALL (A) PREVENT OR PRECLUDE ANY RECOVERY OF ATTORNEYS’ FEES OR OTHER COSTS INCURRED BY SELLER PURSUANT TO SECTION 15.5 OR (B) IMPAIR OR LIMIT THE EFFECTIVENESS OR ENFORCEABILITY OF THE INDEMNIFICATION OBLIGATIONS OF BUYER CONTAINED IN SECTION 4.3.1 AND SECTION 14 HEREOF. SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 13.1 AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

Seller’s Initials: /s/ CJS Buyer’s Initials: /s/ BAK

13.2    Default by Seller. Notwithstanding anything herein to the contrary, if Seller (a) had actual knowledge that any of the representations and warranties set forth in Section 11.1 hereof were untrue as of the Effective Date and the failure of any such representation or warranty to be true would have a “material adverse impact” (as such term is defined in Section 11.1 hereof) on the Property, or (b) defaults in its obligations expressly stated in this Agreement, then Buyer’s sole and exclusive remedy shall be to elect one of the following: (i) to terminate this Agreement, in which event Buyer shall be entitled to the return by the Escrow Holder to Buyer of the Deposit and Seller shall reimburse Buyer for Buyer’s out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses), as supported by reasonable documentation satisfactory to Seller, incurred in connection with Buyer’s due diligence investigations and negotiation and execution of this Agreement, not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate, or (ii) if Seller’s breach arises out of its failure to sell and convey the Property to Buyer on the Closing Date, to bring a suit for specific performance for such breach provided that any suit for specific performance must be brought as to the Property within 45 days of Seller’s default, Buyer’s waiving the right to bring suit at any later date to the extent permitted by law; provided further, however, to the extent that Seller cause Buyer’s remedy of specific performance to be unavailable due to Seller’s selling the Property to another third-party prior to the Closing Date, then Buyer shall be entitled to recover damages from Seller. This Agreement confers no present right, title or interest in the Property to Buyer and Buyer agrees not to file a lis pendens or other similar notice against the Real Property except in connection with, and after, the proper filing of a suit for specific performance. Nothing in this Section 13.2 shall prevent or preclude any recovery of attorneys’ fees or other costs incurred by Buyer pursuant to Section 15.5.
14.BROKER’S COMMISSIONS
Except for Cody Hundertmark at Cushman & Wakefield, Seller’s broker (whose commission shall be paid by Seller pursuant to a separate agreement between Seller and Seller’s broker), neither party hereto has had any contact or dealing regarding the Real Property, or any communication in connection with the subject matter of this transaction, through any licensed real estate broker or other person who can claim a right to a commission or finder’s fee as a procuring cause of the sale contemplated herein. In the event that any other broker or finder perfects a claim for a commission or finder’s fee, the party responsible for the contact or communication on which the broker or finder perfected such claim shall indemnify, save harmless and defend the other party from said claim and all costs and expenses (including reasonable attorneys’ fees) incurred by the other party in defending against the same.

15.MISCELLANEOUS PROVISIONS
15.1    Notices. All written notices or demands of any kind which either party hereto may be required or may desire to serve on the other in connection with this Agreement shall be served by personal service, by registered or certified mail, recognized overnight courier service or email transmission. Any such notice or demand so to be served by registered or certified mail, recognized overnight courier service or email transmission shall be delivered with all applicable delivery charges thereon fully prepaid and, if the party so to be served be Buyer, addressed to Buyer as follows:
c/o Coastal Partners, LLC
700 N. Green Street, Suite 202
Chicago, IL 60648
Attention: Brett Keeshin
Telephone No: (312) 481-6200
Email: bkeeshin@coastalpartners.net
with a copy thereof to:
Ronald Rosenblum
111 West Washington Street, Suite 1863
Chicago, IL 60602
Telephone No: (312) 977-0922
Email: ronaldrosenblum@gmail.com
and, if the party so to be served be Seller, addressed to Seller as follows:
c/o KBS Capital Advisors LLC
3003 Washington Blvd., Suite 950
Arlington, VA 22201
Attention: Luke Hamagiwa
Telephone No: (202) 552-7568
Email: lhamagiwa@kbs.com
with copies thereof to:
James Chiboucas, Esq.
800 Newport Center Drive, Suite 700
Newport Beach, CA 92660
Telephone No.: (949) 417-6555
Email: jchiboucas@kbs.com
and
Greenberg Traurig
18565 Jamboree Road, Suite 1000
Irvine, California 92612
Attention: L. Bruce Fischer, Esq.

Telephone No.: (949) 732-6670
Email: fischerb@gtlaw.com
and, if the party to be served be Escrow Holder, addressed to Escrow Holder as follows:
Commonwealth Land Title Insurance Company
4100 Newport Place Drive, Suite 120
Newport Beach, California 92660
Attention: Karen Price
Telephone No.: (949) 724-3144
Email: karen.price@cltic.com
Service of any such notice or demand so made by personal delivery, registered or certified mail or recognized overnight courier shall be deemed complete on the date of actual delivery as shown by the addressee’s registry or certification receipt or, as to email transmissions, upon confirmation of transmission generated by the sender’s machine (provided that a copy of such notice or demand is delivered by any of the other methods provided above within one (1) business day following delivery of such email transmission), as applicable, or at the expiration of the third (3rd) business day after the date of dispatch, whichever is earlier in time. Either party hereto may from time to time, by notice in writing served upon the other as aforesaid, designate a different mailing address to which or a different person to whose attention all such notices or demands are thereafter to be addressed. Counsel for a party may give notice or demand on behalf of such party, and such notice or demand shall be treated as being sent by such party. Notwithstanding any of the foregoing to the contrary, for so long as the COVID-19 pandemic continues and any of the addressees is subject to governmental regulations or recommendations such as “stay at home” or similar actions restricting or limiting access to their place of work, no notice shall be effective unless also provided to the email addresses listed or referenced above.
15.2    Assignment; Binding on Successors and Assigns. Buyer shall not assign, transfer or convey its rights or obligations under this Agreement or with respect to the Property without the prior written consent of Seller, which consent Seller may withhold in its sole, absolute and subjective discretion.
15.3    Work Product. Effective upon and in the event of a termination of this Agreement for any reason other than Seller’s default or breach, Buyer shall deliver to Seller (without any representation or warranty as to such documents and at no cost to Seller) copies of all third party reports relating to the physical condition of the Real Property that have been generated by Buyer’s third party consultants, whether prior to the Opening of Escrow or during the period of Escrow in connection with Buyer’s proposed acquisition, development, use or sale of the Real Property (collectively, the “Work Product”). In such event, Buyer shall deliver the Work Product to Seller not later than five (5) days after the date of the termination of this Agreement. The Work Product shall be fully paid for and shall not be subject to any lien, encumbrance or claim of any kind. Buyer shall also return all materials and information (including, without limitation, the Property Information) given to it by Seller or its consultants during Escrow, in the same condition as delivered to Buyer.

15.4    Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed or delivered by Seller or Buyer, Seller and Buyer hereby agree to perform, execute and deliver, or cause to be performed, executed and delivered, on the Closing Date or thereafter any and all such further acts, deeds and assurances as Buyer or Seller, as the case may be, may reasonably require in order to consummate fully the transactions contemplated hereunder.
15.5    Attorneys’ Fees. If any legal action or any arbitration or other proceeding is brought or if an attorney is retained for the enforcement of this Agreement or any portion thereof, or because of any alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover from the other reimbursement for the reasonable fees of attorneys and other costs (including court costs and witness fees) incurred by it, in addition to any other relief to which it may be entitled. The term “prevailing party” means the party obtaining substantially the relief sought, whether by compromise, settlement or judgment.
15.6    Survival of Representations, Warranties, Covenants, Obligations and Agreements.
(a)Except as otherwise expressly provided below in this Section 15.6, none of the representations, warranties, covenants, obligations or agreements contained in this Agreement shall survive the Close of Escrow or the earlier termination of this Agreement.
(b)Notwithstanding the provisions of Section 15.6(a), the indemnification provisions of Buyer under Sections 4.3.1 and 14 hereof and the provisions of Sections 4.6, 11.2, 13.2, 15.3, 15.5, 15.17 and 15.19 hereof (collectively, the “Surviving Termination Obligations”) shall survive the termination of this Agreement without limitation (provided, however, that Section 14 only survives for a period of six (6) months after termination of this Agreement), and any claim based upon any breach of a representation or warranty, or a breach of a covenant, obligation or agreement included in any of the Surviving Termination Obligations shall be actionable and enforceable at any time after the date of the termination of this Agreement.
(c)Notwithstanding the provisions of Section 15.6(a), the indemnification provisions of Buyer under Sections 4.3.1, 14 and 10.5 hereof, the provisions of Sections 4.6, 10.1, 10.2, 10.3, 10.4, 10.9, 11.2, 12.1, 12.2, and 12.3 that relate to Buyer and the provisions of Sections 15.5, 15.17 and 15.19 hereof (collectively, the “Surviving Closing Obligations”) shall survive the Close of Escrow without limitation (provided, however, that Section 14 only survives for a period of six (6) months after termination of this Agreement), and shall not be merged with the recording of the Deed, and any claim based upon any breach of a representation or warranty, or a breach of a covenant, obligation or agreement included in any of the Surviving Closing Obligations shall be actionable and enforceable at any time after the Closing.
(d)Notwithstanding the provisions of Section 15.6(a), the indemnification provisions of Seller under Section 14 hereof and the provisions of Sections 7.1(h) and 11.1 hereof (collectively, the “Limited Surviving Closing Obligations”) shall survive the Close of Escrow and the execution and delivery of the Deed only for a period of six (6) months immediately following the Closing, and any claim based upon any breach of a representation or warranty, or a breach of a covenant, obligation or agreement included in any of the Limited Surviving Closing Obligations shall be actionable and enforceable if and only if notice of such claim is given to the party which allegedly breached such representation or warranty, or breached such covenant, obligation or agreement , within six (6) months after the Closing. Notwithstanding anything stated to the contrary in this Agreement, in no event shall Seller’s liability, if any, with respect to any Limited Surviving Closing Obligations and/or any Surviving Closing Obligations exceed Three Hundred Fifty-Two Thousand Dollars ($352,000.00) in the aggregate.
15.7    Entire Agreement. This Agreement contains the entire agreement and understanding of the parties in respect to the subject matter hereof, and the parties intend for the literal words of this Agreement to govern and for all prior negotiations, drafts, and other extrinsic communications, whether oral or written, to have no significance or evidentiary effect. The parties further intend that neither this Agreement nor any of its provisions may be changed, amended, discharged, waived or otherwise modified orally except only by an instrument in writing duly executed by the party to be bound thereby. The parties hereto fully understand and acknowledge the importance of the foregoing sentence and are aware that the law may permit subsequent oral modification of a contract notwithstanding contract language which requires that any such modification be in writing, but Buyer and Seller fully and expressly intend that the foregoing requirements as to a writing be strictly adhered to and strictly interpreted and enforced by any court which may be asked to decide the question. Each party hereto acknowledges that this Agreement accurately reflects the agreements and understandings of the parties hereto with respect to the subject matter hereof and hereby waive any claim against the other party which such party may now have or may hereafter acquire to the effect that the actual agreements and understandings of the parties hereto with respect to the subject matter hereof may not be accurately set forth in this Agreement.
15.8    Governing Law. This Agreement shall be governed by the laws of the State of Illinois.
15.9    Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) or an electronic signature executed through DocuSign or a similar platform. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. The parties hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of the signature, and hereby agree that such electronically transmitted or signed signatures shall be conclusive proof, admissible in judicial proceedings, of the parties’ execution of this Agreement.
15.10    Headings; Construction. The various headings of this Agreement are included for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and the neuter and vice versa. The use in this Agreement of the term “including” and related terms such as “include” shall in all cases mean “without limitation.” All references to “days” in this Agreement shall be construed to mean calendar days unless otherwise expressly provided and all references to “business days” shall be construed to mean days on which national banks are open for business.
15.11    Time of Essence. Seller and Buyer hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and failure to perform timely any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of, and non-curable (but waivable) default under this Agreement by the parties so failing to perform.
15.12    Partial Validity; Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.
15.13    No Third Party Beneficiaries. This Agreement is for the sole and exclusive benefit of the parties hereto and their respective permitted successors and assigns, and no third party is intended to, or shall have, any rights hereunder.
15.14    Intentionally Omitted.
15.15    Joint Product of Parties. This Agreement is the result of arms-length negotiations between Seller and Buyer and their respective attorneys. Accordingly, neither party shall be deemed to be the author of this Agreement and this Agreement shall not be construed against either party.
15.16    Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included at, unless such last day is a Saturday, Sunday or legal holiday for national banks in Illinois, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. Unless otherwise expressly provided herein, the last day of any period of time described herein shall be deemed to end at 5:00 p.m. (Central Standard time).
15.17    Procedure for Indemnity. The following provisions govern actions for indemnity under this Agreement. Promptly after receipt by an indemnitee of notice of any claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof and the indemnitor shall have the right to participate in and, if the indemnitor agrees in writing that it will be responsible for any costs, expenses, judgments, damages, and losses incurred by the indemnitee with respect to such claim, to assume the defense thereof, with counsel mutually satisfactory to the parties; provided, however, that an indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitor, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between such indemnitee and any other party represented by such counsel in such proceeding. The failure of indemnitee to deliver written notice to the indemnitor within sixty (60) days after indemnitee receives notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnitor will not relieve it of any liability that it may have to any indemnitee other than under this indemnity. If an indemnitee settles a claim without the prior written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent.
15.18    Waiver of Jury Trial. To the extent permitted by applicable law, the parties hereby waive any right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
15.19    No Personal Liability. Notwithstanding anything stated to the contrary herein, Seller’s liability under this Agreement prior to the Close of Escrow shall be limited to Seller’s interest in the Property, and after the Close of Escrow, neither Seller’s constituent partners and/or members, Seller’s asset manager, Seller’s directors, employees or agents nor Buyer’s constituent partners and/or members, Buyer’s asset manager, Buyer’s directors, employees or agents shall have any personal liability hereunder.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

[Signatures on following pages]

“BUYER”
CP 213 Institute, LLC,
an Illinois limited liability company
By:    Coastal Partners, LLC,
Its:    Manager
By:    /s/ Brett A. Keeshin
Brett Keeshin
Its:    Manager

“SELLER”
KBSGI 213 WEST INSTITUTE PLACE, LLC,
a Delaware limited liability company
By:    KBSGI REIT ACQUISITION V, LLC,
a Delaware limited liability company,
its sole member
By:    KBSGI REIT PROPERTIES, LLC,
a Delaware limited liability company,
its sole member
By:    KBS GROWTH & INCOME LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member
By:    KBS GROWTH & INCOME REIT, INC.,
a Maryland corporation,
its general partner
By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

AGREED TO THIS 7th
DAY OF NOVEMBER, 2023,
AS TO PROVISIONS RELATING TO
ESCROW HOLDER:
COMMONWEALTH LAND TITLE
INSURANCE COMPANY
By /s/ Karen Price
Its Vice President

LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A	--	Description of Real Property
EXHIBIT B	--	Description of Personal Property
EXHIBIT C	--	List of Contracts
EXHIBIT D	--	Form of Tenant Estoppel Certificate
EXHIBIT E	--	Form of Deed
EXHIBIT F	--	Form of Assignment of Leases, Contracts and Bill of Sale
EXHIBIT G	--	Form of FIRPTA Affidavit
EXHIBIT H	--	Form of Tenant Notice
EXHIBIT I	--	Form of Owner’s Affidavit
EXHIBIT J	--	Form of Seller’s Update Certificate
EXHIBIT K	--	Intentionally Deleted
EXHIBIT L	--	List of Leases
EXHIBIT M	--	Tax Appeal Determination
SCHEDULE 1-1	--	Description of New and Pending Lease Transactions (Buyer’s Responsibility)
SCHEDULE 1-2	--	Description of New and Pending Lease Transactions (Seller’s Responsibility)
SCHEDULE 2	--	Disclosures
SCHEDULE 3	--	Owner Deposits
SCHEDULE 4	--	Tenant Security Deposits

EXHIBIT A
Description of Real Property
Parcel 1:
Lots 6 to 13, inclusive, in Block 34 in Johnston, Roberts and Storr's Addition to Chicago, being a Subdivision in the West 1/2 of the Southeast 1/4 of Section 4, Township 39 North, Range 14, East of the Third Principal Meridian, in Cook County, Illinois, according to the Plat thereof recorded January 17, 1852 as Document No. 32883.
Parcel 2:
Lots 18, 19, 20 and 21 in Sandord's Subdivision of Block 34 of Johnston, Roberts and Storr's Addition to Chicago, being a Subdivision in the West 1/2 of the Southeast 1/4 of Section 4, Township 39 North, Range 14, east of the Third Principal Meridian, in Cook County, Illinois, according to the Plat of said Sandford's Subdivision recorded May 9, 1856 as Document No. 70596.
A-1

EXHIBIT B
Description of Personal Property

Personal Property List

Item	Quantity
Lounge
Shuffle Board Table	1
Conference Table	1
Conference Chairs 8
Couch	1
Lounge Chairs	6
Circular Cocktail Table	3
Bar height chairs/stools	11
Bar height rectangular Table	1
Side tables	4
Coffee tables	2
Echo Dot	1
Artwork	7
Fake Plants	4
Vases/Decor	7
Lobbies/Stairwell
Art	8
Bike Stools	12
Suite 210
Reception Chairs	2
Reception L Shape desk	1
Reception Credenza/shelf	1
TV	2
Modular couch	1 (8 pieces)
Office L Shape Desk	7
2 darawer lateral cabinits	2
Bookshelf	13
Side Table	7
Counter Height Chairs	2
Fridge	4
Microwave	1
Conference Room Table	1
Conference Room Chairs	6
Small glass side table	1
301
Lounge Chairs	5
Conference Room Table	1
Conference Room Chairs	9
2 drawer lateral cabinet	2
Fridge	1
Microwave	1
Kitchen table	2
Kitchen table chairs	12
Couch	1

Personal Property List

Item	Quantity
Bookshelf	2
Rug	1
Side tables	1
Circular Coffee Table	1
Bar height table	1
Bar height chairs/stools	2
Desks	29
Desk Chairs	31
L Shape Desk	2
Small 2 drawer cabinet	31
307
Bathroom Side Table	1
Conference Room Table	2 combined to 1
Conference Room Chairs	8
Counter top Stools	4
Desks	16
Lshape Desk	1
Desk Chairs	17
Fridge	1
Lounge Chairs	3
Side Table	1
308
Fridge	1
Microwave	1
Counter Height Chairs	10
Cocktail Round Table	1
Conference Table	1
Fridge	1
Microwave	1
Printer	1
Scanner	1
Bathroom Side Table	1
Desk	8
Lshape Desk	1
Desk Chairs	8
Lounge Chairs	1
401
TV	1
Counter stools	3
Credenza	1
L Shape Desks	6
Desk Chairs	6
Side Table	1
Table w/ connected swivel stools	1
Bar Height table	1

Personal Property List

Item	Quantity
Bar height chairs	2
Gold Mirrors	2
Large Silver Mirror	1
Small 2 drawer cabinets	4
Large 2 drawer lateral cabinets	2
Fridge	1
Microwave	1
407/408
Bathroom Side Table	1
Fridge	1
Kitchen area table	1
Bar Height stools	6
Desk	25
Desk Cahirs	27
Lshape Desk	1
Small Circular Conf Rm Tables	4
Small Conf Rm Chairs	16
Med Conf Rm Table	1
Med Conf Rm Chairs	6
Large Conf Rm Table	1
Large Conf Rm Chairs	8
Small Rectangular Conf Rm Table	1
Lounge Chairs	1
Side Table	1
412
Fridge	1
Wine Fridge	1
500
Microwave	1
Conference Room Table	1
Conference Room Chairs	16
Lounge Chairs	2
Side Table	1
Desk	24
Desk Chairs	24
2 drawer lateral cabints	13
Bar height table	1
Bar height stools	3
Med Round Conf Table	1
Med Conf Table Chairs	6
502
Desk	8
L Shape Desk	1
Desk Chairs	9
Lounge Chairs	4

Personal Property List

Item	Quantity
Coffee Table	1
Fridge	1
Basement Engineer Shop
Microwave	1
Monitor	1
Printer	1
Desk	2
Desk Chair	2
Shelves	18
Cabnits	5
Plan Rack	1
Basic Tools
Sockets Set - Westward	1
Cordless Drill - Milwaukee	1
Bench grinder - Dewalt	1
Flat shovel	1
hole saw - Kit - westward	1
Circular Saw - Porter Cable	1
Table measure 25' - Stanley	1
4-wheel cart	1
Wet/Dry Vacuum - Rigid	1
Battery Hacksaw - Milwaukee	1
Packpack pump sprayer	1
Standard Hammer	1
6ft fiberglass ladders	2
8ft fiberglass ladder	1
Milwaukee - Flash Light	1
Roto Saw - Milwaukee	1
Wire Puller 25ft - Klein	1
Refrigeration Specialty Tools
Vacuum pump	1
Recovery Machine	1
Recovery Tank	1
Refrigeration Gauges - Imperial	1
Plumbing Tools
Drain Rodder - Rigid	1
Drain camera - Rigid	1
Drill Attachment rodder	1
Electrical
Digital Multimetere - Fluke
1/2 inch EMT Bender - Ideal
All spare pumps, parts, and attic stock
All Hard keys (specifically to include all master keys) and corresponding catalog
Hard copy building plans

EXHIBIT C
List of Contracts

Provider	Service
Active Roofing	Roof PM/Inspection
Allegiant	Fire Extinguisher Annual, Inspections (Pump, Alarm, Sprinkler)
Arlington Glass	Window Repair Services
ABM	Window Washing
Lionheart	Generator PM
Datawatch	Access Control System
Palos Electric	Electrical T&M
Environmental Futures	Drinking Water
Fox Valley	Fire Panel Monitoring
Interior Garden Services	Ext. Landscaping (Planters)
AT&T	Engineer Cell Phone
IMG	Riser Management
Kings III	Elevator Phone Monitoring
Lakeshore Recycling	Waste Removal
Allied (prev Millard)	Metal Maintenance
Ratio	Space Planning
Rozalado	Janitorial Services and Snow Removal
Smithereen	Pest Control
Stingray	HVAC T&M
S&P (Standard Parking)	Parking Lot
Suburban Elevator	Full Elevator PM
Lechner	Uniforms
Sweetgreen Outpost	Lounge outpost
Terry Plumbing	Plumbing T&M
MRI (Angus)	Workorder system
JMD Real Estate Services	Construction Management
Ameritus	Leasing
Transwestern	Property Management
C-1

EXHIBIT D
Form of Tenant Estoppel Certificate
(Attached)
D-1

TENANT ESTOPPEL CERTIFICATE
The undersigned (“Tenant”) hereby certifies to _______________________________________, a ________________________________ (“Landlord”), and ________________________, a _____________________________, and its successors and assigns (collectively, “Buyer”), and to Buyer’s lender, its successors and assigns (collectively, “Lender”) as of the date of this estoppel certificate (“Estoppel Certificate”):
A.    Tenant is the Lessee under that certain Lease dated ________________ relating to __________________ (the “Premises”), together with any amendments thereto (collectively, the “Lease”). A true and correct copy of the Lease is attached hereto as Exhibit A.
B.    The dates of all amendments to the Lease are as follows:
C.    There are no other agreements, oral or in writing, between Landlord and Tenant with respect to the Premises excepted as identified above.
D.    The Lease is in full force and effect.
E.    To Tenant’s actual knowledge, no default exists under the Lease by Landlord.
F.    To Tenant’s actual knowledge, Tenant has no claim or demand against the Landlord.
G.    Monthly base rent is equal to $______ and has been paid through _________________, 20__.
H.    Tenant’s security deposit held by Landlord is $______________________.
I.     Tenant has no right or option to purchase any portion of the real property upon which the Premises are situated.
Tenant acknowledges that this Estoppel Certificate is being given in order to induce Buyer to purchase, and Lender to lend on, the property of which the Premises are a part, and for Buyer to take on the obligations of Landlord. Buyer and Landlord are entitled to rely upon this Estoppel Certificate.
Dated:__________________, 20__
“TENANT”
By:

(Print Name)    (Title)

D-2

EXHIBIT E
Form of Deed
[Blank space measuring 5 inches wide by 3 inches long at top of deed]
This document was drafted by:

When recorded return to:

Mail Subsequent Tax Bills To:

Property Address and Permanent Index Number:
SPECIAL WARRANTY DEED
KNOW ALL MEN BY THESE PRESENTS, that _______________, a Delaware limited liability company (hereinafter the “Grantor”), having its principal office at __________________________, for the sum of TEN DOLLARS ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby REMISE, RELEASE, ALIEN, CONVEY and WARRANT to __________________________, a ______________________, having its principal office at ______________________________ (hereinafter the “Grantee”), its successors and assigns forever, the land situated in the County of Cook, City of Chicago and the State of Illinois described on Exhibit A, attached hereto and made a part hereof (hereinafter called the “Land”), together with the tenements, hereditaments and appurtenances thereunto belonging or in any way appertaining to such Land (all of the foregoing being hereinafter collectively called the “Property”).
THE PROPERTY IS CONVEYED TO GRANTEE SUBJECT TO: (a) all liens, encumbrances, easements, covenants, conditions, and restrictions of record; (b) all interests of tenants in possession of the Property; (c) all matters that would be revealed or disclosed in an accurate survey of the Property; (d) a lien not yet delinquent for taxes, and any general or special assessments against the Property; (e) all liens (and/or potential liens) for services, labor or materials heretofore or hereafter furnished to the Property for which Grantee received a credit from Grantor, for which Grantee is expressly responsible for payment under the terms of any agreement entered into by and between Grantor and Grantee, and/or which arises from any services, labor or materials contracted for by any tenant at the Property and with respect to which any such tenant is responsible for payment under the terms of its lease, and (f) zoning ordinances and regulations and any other laws, ordinances, or governmental regulations restricting or regulating the use, occupancy, or enjoyment of the Property.
BY ACCEPTING THIS DEED (AS EVIDENCED BY THE RECORDING OF THIS DEED IN THE OFFICIAL RECORDS OF COOK COUNTY, ILLINOIS), GRANTEE ACKNOWLEDGES AND AGREES THAT GRANTEE IS TAKING THE PROPERTY “AS IS” WITH ALL LATENT AND PATENT DEFECTS AND WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES (EXCEPT FOR THE LIMITED WARRANTIES OF TITLE SET FORTH IN THIS SPECIAL WARRANTY DEED AND GRANTOR’S EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THE PURCHASE AGREEMENT ENTERED INTO BY AND BETWEEN GRANTOR AND GRANTEE).
IN WITNESS WHEREOF, GRANTOR has caused its name to be signed by its duly authorized officer this ____ day of ______________________, 2023.
GRANTOR:

a

ACKNOWLEDGEMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.
State of California
County of     )
On      before me,
(insert name and title of the officer)
personally appeared ____________________________________________________________________________,
who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature                      (Seal)

EXHIBIT A
LEGAL DESCRIPTION
(Attached)

EXHIBIT F
Form of Assignment of Leases and
Contracts and
Bill of Sale
(Attached)

ASSIGNMENT OF LEASES AND CONTRACTS AND BILL OF SALE
This Assignment of Leases and Contracts and Bill of Sale (this “Assignment”) is executed and delivered as of the ____ day of _________, 20__ (the “Closing Date”) pursuant to that certain Purchase and Sale Agreement and Escrow Instructions (“Agreement”) dated ________, 20__, by and between _____________________________, a _____ ___________________ (“Seller”), and _______________________, a _____________________ (“Buyer”), covering the real property described in Exhibit A attached hereto (“Property”).
1.    Sale of Personalty. For good and valuable consideration, Seller hereby sells, transfers, sets over and conveys to Buyer the following (the “Personal Property”):
(a)    Tangible Personalty. All of Seller’s right, title and interest, if any, in and to all the furniture, fixtures, equipment, and other tangible personal property listed on Exhibit B attached hereto or otherwise located in or on the Property to the extent owned by Seller; and
(b)    Intangible Personalty. All the right, title and interest of Seller, if any, in and to assignable licenses and permits relating to the operation of the Property, assignable guaranties and warranties from any contractor, manufacturer or other person in connection with the construction or operation of the Property, and the right to use the name of the Property (if any), but specifically excluding any right, title or interest of Seller in any trademarks, service marks and trade names of Seller (including, without limitation, the name “KBS” or any derivative thereof, or any name that includes the word “KBS” or any derivative thereof) and with reservation by Seller to use such name in connection with other property owned by Seller in the vicinity of the Property.
2.    Assignment of Leases and Contracts. For good and valuable consideration, Seller hereby assigns, transfers, sets over and conveys to Buyer, and Buyer hereby accepts the following:
(a)    Leases. All of the Seller’s right, title and interest in and to all tenant leases relating to the Property, including, without limitation, the tenant leases listed in Exhibit C-1 and Exhibit C-2 attached hereto (“Leases”);
(b)    Contracts and Agreements. Seller’s right, title and interest in and to the contracts and agreements described in Exhibit D-1 and Exhibit D-2 attached hereto (the “Contracts”).
3.    Assumption. Buyer hereby assumes the obligations of Seller under (a) the Leases listed on Exhibit C-1 attached hereto arising from and after the Closing Date, (b) the Leases listed on Exhibit C-2 attached hereto whether arising before or after the Closing Date, (c) the Contracts listed on Exhibit D-1 attached hereto arising from and after the Closing Date, (d) the Contracts listed on Exhibit D-2 attached hereto arising before or after the Closing Date, and (e) that certain leasing agreement dated ______________, entered into by and between Seller and ____________, but only to the extent of any leasing commissions hereafter payable thereunder arising out of the lease of space in the Property by Buyer after the date of this Assignment. Notwithstanding the foregoing, with respect to any tax savings (“Tax Savings”) resulting from the Tax Appeal Determination for 2022 Taxes (as such terms are defined in the

Purchase Agreement), Buyer shall assume the obligations (whether arising before or after the Closing Date) of Seller under all the Leases to refund to any such tenants in good standing any portion of such Tax Savings which may be owing to such tenants (to the extent provided for under any of the Leases). Buyer shall defend, indemnify and hold harmless Seller from and against any liability, damages, causes of action, expenses, and attorneys’ fees incurred by Seller by reason of the failure of Buyer to fulfill, perform, discharge, and observe its obligations with respect to the Leases or the Contracts.
4.    Agreement Applies. Except as may otherwise be provided in the Agreement, the Contracts and Leases are being assigned and transferred, and the Personal Property is being transferred, to Buyer on an “as is,” and “where is” basis, with all faults, and without any representation or warranty, all of which Seller hereby disclaims, all as more particularly set forth in Section 11.1 of the Agreement, which Section shall be, and hereby is, incorporated herein by reference.
5.    Counterparts. This Assignment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with the same effect as if all parties had signed the same signature page.
6.    Attorneys’ Fees. In any action between the parties to enforce any of the terms or provisions of this Assignment, the prevailing party in the action shall be entitled to recover from the non-prevailing party, in addition to damages, injunctive relief or other relief, and its reasonable costs and expenses, including, without limitation, costs and reasonable attorneys’ fees (including on appeal).
7.    Merger. This Assignment and the Agreement contain the entire understanding between the parties relating to their subject matter. All prior and contemporaneous agreements and understandings, whether oral or written, are superseded by this Assignment and the Agreement. This Assignment may only be modified in writing executed by both Buyer and Seller. Nothing contained in this Assignment is intended to terminate or affect the validity of any of the representations or warranties contained in the Agreement.
8.    Joint and Several Liability. All obligations and liabilities of Buyer under this Assignment shall be joint and several as to each of the individuals or entities who compose Buyer.
9.    Miscellaneous. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successor-in-interest and assigns. If any term or provision of this Assignment shall be held invalid or unenforceable, the remainder of this Assignment shall not be affected. This Assignment shall be construed in accordance with and governed by the laws of the State of _________. Nothing in this Assignment shall impair, limit or lessen any of the rights of the parties with respect to the provisions of the Agreement which were intended to survive the Closing Date. Nothing in this Assignment, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their respective successors and assigns, any rights or remedies.

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the date written above.
[Signature Pages to Follow]

SELLER:

a

BUYER:

a

EXHIBIT A
DESCRIPTION OF PROPERTY
[ATTACHED]

EXHIBIT B
DESCRIPTION OF TANGIBLE PROPERTY
[ATTACHED]

EXHIBIT C-1
LIST OF LEASES UNDER WHICH BUYER ASSUMES
OBLIGATIONS AFTER THE CLOSING DATE
[This schedule will include a list of all Leases which exist on the date of the Agreement, but specifically excluding the Leases listed on Schedule 1-1 and Schedule 1-2 attached to the Agreement.]
[ATTACHED]

EXHIBIT C-2
LIST OF LEASES UNDER WHICH BUYER ASSUMES
OBLIGATIONS BEFORE AND AFTER THE CLOSING DATE
[This schedule will include a list of (a) all Leases set forth on Schedule 1-1 and Schedule 1-2 to the Agreement, if any, (b) all Leases entered into after the date of the Agreement in accordance with the terms of the Agreement, and (c) all Lease amendments, expansions and renewals entered into by Seller in accordance with the terms of the Agreement.]
[ATTACHED]

ADMIN 689342066v8

EXHIBIT D-1
LIST OF CONTRACTS UNDER WHICH BUYER ASSUMES
OBLIGATIONS AFTER THE CLOSING DATE
[This schedule will include all contracts set forth on Exhibit C attached to the Agreement and any new service contracts entered into by Seller in accordance with the terms of the Agreement.]
[ATTACHED]

EXHIBIT D-2
LIST OF CONTRACTS UNDER WHICH BUYER ASSUMES
OBLIGATIONS BEFORE AND AFTER THE CLOSING DATE
[This schedule will include any new construction contracts entered into by Seller in connection with the completion of tenant improvement work for tenants under (a) the Leases set forth on Schedule 1-1 and Schedule 1-2 to the Agreement, if any, (b) all Leases entered into after the date of the Agreement in accordance with the terms of the Agreement, and (c) all Lease amendments, expansions and renewals entered into by Seller in accordance with the terms of the Agreement.]
[ATTACHED]

EXHIBIT G
Form of FIRPTA Affidavit
(Attached)

FIRPTA CERTIFICATE
__________________ (“Member”) is the sole owner of ________________ (“Seller”). Seller, a disregarded entity for U.S. tax purposes, is the transferor of certain real property more particularly described on Exhibit A attached hereto (the “Property”).
Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax will not be required in connection with the disposition of the Property pursuant to that certain Purchase and Sale Agreement and Escrow Instructions dated as of ______________, 20__, by and between ___________________, a __________ (“Buyer”) and Seller, the undersigned certifies the following on behalf of Member:
1.    Member is not a foreign corporation, foreign Company, foreign trust or foreign estate, as those terms are defined in the Code and the regulations promulgated thereunder;
2.    Member is not a disregarded entity as defined in Treasury Regulations §1.1445-2(b)(2)(iii),
3.    Member’s U.S. employer identification number is __________, and
4.    Member’s address is: 800 Newport Center Drive, Suite 700, Newport Beach, California 92660.
It is understood that this certificate may be disclosed to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury I declare that I have examined the foregoing certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Member.
Date: ________________, 20___

Exhibit A
Legal Description
(Attached)

EXHIBIT H
Form of Tenant Notice
(Attached)
H-1

NOTICE TO TENANTS
[Date]
[Project Name]
[Address]
[City/State/ZIP]
Dear Tenant:
Notice is hereby given to the tenants of ______________________ (the “Property”) that ________________________________________, a ________________________________ (“Seller”), the current owner of the Property, has sold the Property to _______________________, a _____________________________ (“Buyer”) effective [date of takeover]. Buyer’s address is ______________________________________________. Buyer has assumed all of the obligations of landlord under your lease, including any obligations with respect to your security deposit, if any, which has been transferred to Buyer.

Sincerely,
“SELLER”
a

“BUYER”
a

H-2

EXHIBIT I
Form of Owner’s Affidavit
(Attached)

TITLE ORDER:
ESCROW ORDER:
PROPERTY:
COUNTY:
STATE:
______________________________, a ___________________ (“Seller”), as seller, and _______________________________, a ____________________________ (“Buyer”), as buyer, are parties to that certain Purchase and Sale Agreement and Escrow Instructions (the “Purchase Agreement”) dated _________________, 20__, as the same has been amended and modified, relating to the improved real property (the “Real Property”) referred to in Exhibit “A” attached hereto and made a part hereof.
In connection with the consummation of the transactions contemplated by the Purchase Agreement, Seller hereby represents and warrants to __________________ Title Company the following:
1.Seller is a limited liability company organized and existing under the laws of the State of ________________________.
2.To Seller’s actual knowledge, (i) Seller’s operating agreement is in full force and effect, and (ii) no proceedings are pending for the dissolution of the Seller.
3.To Seller’s actual knowledge, the leases described on Exhibit “B” attached hereto constitute all of the written leases affecting the Real Property with the current tenants of the Real Property.
4.To Seller’s actual knowledge, except as disclosed in Exhibit ”C” attached hereto and made a part hereof, (a) there is no capital improvement work currently being constructed (or that was constructed during the last 3 months) on the Real Property that is the subject of a written contract with Seller which could give rise to a mechanic’s or materialman’s lien on the Real Property, and (b) Seller has not entered into any contracts for the furnishing of labor, materials, or services for construction purposes with respect to the Real Property to be furnished subsequent to the date of this affidavit.
For purposes hereof, the “actual knowledge” of Seller shall be limited to the actual knowledge (and not implied, imputed, or constructive) of ______________________, with no duty of inquiry. Notwithstanding anything contained herein to the contrary, the representations and warranties set forth in this Owner’s Affidavit shall only survive the closing of the transactions contemplated by the Purchase Agreement until ____________, 20___, after which date this Owner’s Affidavit shall be of no further force or effect and ______________ Title Company shall have no further rights hereunder (notwithstanding that one or more of the representations and/or warranties set forth herein may prove to be incorrect). This Owner’s Affidavit is being executed for the sole and exclusive benefit of _______________ Title Company and no other party or person shall have any rights hereunder.
Executed as of __________, 20___
[SIGNATURES ON NEXT PAGE]

SELLER:

EXHIBIT A
LEGAL DESCRIPTION
ATTACHED

EXHIBIT B
LIST OF LEASES
ATTACHED

EXHIBIT C
IMPROVEMENT WORK
ATTACHED

EXHIBIT J
Form of Seller’s Update Certificate
(Attached)
J-1

SELLER’S UPDATE CERTIFICATE
__________, 20__
    Pursuant to that certain Purchase and Sale Agreement and Escrow Instructions dated as of _________ (the "Agreement"), by and between _____________ ("Buyer"), and _______________ (“Seller"), Seller hereby certifies to Buyer that, to Seller's Actual Knowledge (as defined in the Agreement), except as set forth on Exhibit A attached hereto, all of Seller's representations and warranties contained in Section 11.1 of the Agreement are true and correct in all material respects as of the Closing Date (as defined in the Agreement), subject to all of the terms and conditions in the Agreement, including without limitation, the cap on Seller’s liability and the limitation of survival and rights with respect thereof as set forth in the Agreement.

(SEE ATTACHED SIGNATURE PAGE)
K-2

SELLER:
____________________
____________________
____________________
J-3

EXHIBIT K
Intentionally Deleted
K-1

EXHIBIT L
List of Leases

213 W Institute Leases
Tenant	Suite	Date of Lease	Amendments
Downtown Entertainment	101 B08 B09	1/16/2014	1st amendment - 11/25/19 2nd amendment - 6/30/21 3rd amendment - 4/29/22
Haute Living	104 002 103 103A	4/4/2016	1st amendment - 6/11/19
Cushing and Company	200 003	11/12/2016	1st amendment - 3/22/17 2nd amendment - 7/15/20
Quorn Foods, Inc	302	12/12/2013	1st amendment - 12/12/13 2nd amendment - 7/20/22
Grossman & Jack Talent	306	6/29/2020	N/A
Tiesta Tea	310 309	7/16/2015	1st amendment - 11/16/18 2nd amendment - 7/21/20 3rd amendment - 2/8/22
Pavlovcik Architecture Inc.	401	10/31/2023	N/A
The Total Training Company	402	1/19/2011	1st amendment - 2/19/29
Stan Tamarkin & Company	403 B005	2/5/2022	N/A
Armitge Advisors	404	9/23/2022	N/A
Birds on A Cable	406	2/13/2018	1st amendment - 5/18/23
Children's Oncology Services	410	3/23/2006	1st amendment - 2/16/09 2nd amendment - 5/11/09 3rd amendment - 10/15/12 4t amendment - 5/8/14 5th amendment - 3/23/17 6th amendment - 12/3/19
    L-1
ADMIN 689342066v8

The Silverman Group, Inc	501	dated 4/26/07, executed 5/29/07	1st amendment - 11/1/12 2nd amendment - 10/24/16
Ronald Krueck	503	8/11/2022	N/A
Wayfinder Logistics, LLC	512 509	3/2/2020	1st amendment - 6/3/22
Equiibria (Rebelle Collective)	600	11/25/2019	Lease Assignment - 5/15/20 1st amendment - 12/11/21
Lifespice and Ingredients	601	9/22/2021	N/A
Doc B's Fresh Kitchen LLC	701 B006	11/10/2016	1st amendment - 6/30/17 1st amendment - 10/27/20 * tenant has 2- 1st amendments
Elara Energy Service, Inc	702	2/25/2022	1st amendment - 7/10/23
Littman Bros. Energy Supplies	704	9/2013	1st amendment - 8/15/16 2nd amendment - 9/1/16 3rd amendment - 4/1/21
814 CRE LLC	705	11/29/2021	N/A
Hunden Strategic Partners	707 706	3/21/2018	1st amendment - 12/16/20 2nd amendment - 4/6/22 Amended/restated 2nd amendment - 7/11/22
Incubation Capital Partners	708	9/7/2021	N/A
Meredith Corporation	710	2/14/2019	1st amendment - 6/29/21
Clear Channel Outdoor LLC	Billboard	12/17/201	1st amendment - 6/29/10 2nd amendment - 10/1/20
Sprintcom Inc ( PCSsite agreement)	Roof	10/16/1998	1st amendment - 9/26/22

L-2

EXHIBIT M
Tax Appeal Determination

COOK COUNTY
BOARD OF REVIEW
118 NORTH CLARK STREET
ROOM 601 COUNTY BUILDING
CHICAGO, ILLINOIS 60602
TEL: (312) 603-5542
FAX: (312) 603-3479

GEORGE A. CARDENAS
CHAIRMAN

SAMANTHA STEELE
COMMISSIONER

LARRY R. ROGERS, JR.
COMMISSIONER

08/16/2023

BOR COMPLAINT TYPE: A

We are pleased to inform you that as a result of the review of your complaint and consideration of any evidence and facts pursuant to our powers and authority under the Illinois Property Tax Code, we have directed the Assessor to reduce the assessed value of your property shown below:

2022 Assessed Valuations

Property Number	Board Complaint	Assessor Original	Board of Review Final	Change
17-04-446-011-0000	7412391-003	227,351	227,141	210
17-04-446-001-0000	7412391-001	9,585,189	5,628,240	3,956,949
17-04-446-010-0000	7412391-002	73,276	73,210	66

If you are dissatisfied with your 2022 real estate assessment, you have the following options:

1. You may appeal this decision to the Property Tax Appeal Board at the Stratton Office Building, Room 402, 401 South Spring Street, Springfield, Illinois 62706-0002, Tel:217-782-6076, by filing a petition for review with the Illinois Property Tax Appeal Board within 30 days after the date of this notice or within 30 days after the date the Board of Review transmits to the County Assessor pursuant to Sec 16-125 (35 ILCS 200/16-125) its final action on the township in which your property is located, whichever is later.

--OR—

2. You may request a Re-Review with the Cook County Board of Review. Re-Review Dates are published on our website at www.cookcountyboardofreview.com in the "Dates and Deadline" section. A Re-Review is a courtesy, it is not mandatory, and the request for Re-Review may be denied.

--OR—

3. You may file a tax objection complaint in the Circuit Court of Cook County, Illinois. If you choose this option, please consult the laws concerning the procedure for proceeding in court. In addition, you may file a new complaint at the Board of Review next year for 2023 with any new evidence.

Sincerely,

GEORGE A. CARDENAS
COMMISSIONER

SAMANTHA STEELE
COMMISSIONER

LARRY R. ROGERS, JR.
COMMISSIONER

MAYER BROWN, LLP
PATRICK J. MCNERNEY
71 S. WACKER DR.
CHICAGO IL 60606

M-1

SCHEDULE 1-1
Description of New and Pending Lease Transactions (Buyer’s Responsibility)

1. Pavlovcik Architecture Inc. (new lease)
Square Footage - 2,226 sf
Term – 65 months
Base Rent - $32.50/sf ($6,028.75/per month), with 3% annual increase
Rent abatement – 3 months (months 1-3)

Leasing Costs:
Leasing Commissions – $23,651.25 (10.63/SF)
Legal Fees – $3,000
No tenant improvement allowance

Schedule-1-1

SCHEDULE 1-2
Description of New and Pending Lease Transactions (Seller’s Responsibility)
NONE
Schedule-1-2

SCHEDULE 2
Disclosures
NONE
Schedule 2

SCHEDULE 3
Owner Deposits
NONE

Schedule 3

SCHEDULE 4
Tenant Security Deposits

| | | | |
|---|---|---|---|
| Database: KBSREALTY2 | CM Security Deposits Ledger | Page: | 1 |
| BLDG: R41050 | KBSREALTY 2 Database | Date: | 11/6/2023 |
| | 213 West Institute | Time: | 04:14 PM |
| Occupancy Status: Current New | 11/23 Through 11/23 | | |
| Include Leases with Zero Balances and No Activity: Yes | | | |

| Bldg/Lease | Date | Category | SR | Description | Int. Rate | Debit | Credit | Balance | Receipt Desc. | Receipt Type |
|---|---|---|---|---|---|---|---|---|---|---|
| **R41050-TW0648** | **BIRDS ON A CABLE, LLC** | | | | | | | **Master Occp Id:** | **BIRDSO-2** | |
| Balance Forward | | | | | | | | 0.00 | | |
| **R41050-CT5244** | **BOMA LEASE** | | | | | | | **Master Occp Id:** | **BOMALE-1** | |
| Balance Forward | | | | | | | | 0.00 | | |
| **R41050-CT8162** | **CHILDREN'S ONCOLOGY SERVICES INC** | | | **JEFF INFUSINO** | | | | **Master Occp Id:** | **CHILONC-2** | |
| Balance Forward | | | | | | | | -3,230.00 | | |
| **R41050-TW9011** | **CLEAR CHANNEL OUTDOOR, LLC** | | | | | | | **Master Occp Id:** | **CLEARO-2** | |
| Balance Forward | | | | | | | | 0.00 | | |
| **R41050-CT5003** | **CUSHING AND COMPANY** | | | | | | | **Master Occp Id:** | **CUSHING-1** | |
| Balance Forward | | | | | | | | 0.00 | | |
| **R41050-CT5090** | **DOC B'S FRESH KITCHEN LLC** | | | | | | | **Master Occp Id:** | **DOCBSF-1** | |
| Balance Forward | | | | | | | | -6,281.92 | | |

1

Database: KBSREALTY2 | CM Security Deposits Ledger | Page: 2
BLDG: R41050 | KBSREALTY 2 Database | Date: 11/6/2023
213 West Institute | Time: 04:14 PM
Occupancy Status: Current New | 11/23 Through 11/23
Include Leases with Zero Balances and No Activity: Yes

Bldg/Lease	Date	Category	SR	Description	Int. Rate	Debit	Credit	Balance	Receipt Desc.	Receipt Type
R41050-TW9375	**DOWNTOWN ENTERTAINMENT LLC**							**Master Occp Id:**	**DOWNTO-3**	
Balance Forward								-100,000.00		
R41050-CT8163	**EQUILIBRIA**		**COLEENE MEERS**					**Master Occp Id:**	**EQUILIBR-2**	
Balance Forward								0.00		
R41050-CT7533	**HAUTE LIVING, LLC**							**Master Occp Id:**	**HAUTEL-2**	
Balance Forward								-25,200.00		
R41050-TW0080	**HUNDEN STRATEGIC PARTNERS**							**Master Occp Id:**	**HUNDEN-4**	
Balance Forward								0.00		
R41050 TW0080	11/3/2023	SDR Security Deposit Receive	CR	Security Deposit Rece	0.00		4,058.83	-4,058.83	11323	EFT
R41050-TW9120	**LITTMAN BROS. ENERGY SUPPLIES**							**Master Occp Id:**	**LITTMA-2**	
Balance Forward								-3,250.00

2

Database: KBSREALTY2 | CM Security Deposits Ledger | Page: 3
BLDG: R41050 | KBSREALTY 2 Database | Date: 11/6/2023
213 West Institute | Time: 04:14 PM
Occupancy Status: Current New | 11/23 Through 11/23
Include Leases with Zero Balances and No Activity: Yes

Bldg/Lease	Date	Category	SR	Description	Int. Rate	Debit	Credit	Balance	Receipt Desc.	Receipt Type
R41050-CT7036	**MEREDITH CORPORATION**		**PHIL PLATT**			**212-522-1445**		**Master Occp Id:**	**MEREDITH-1**	
Balance Forward								0.00		
R41050-TW0085	**QUORN FOODS INC.**							**Master Occp Id:**	**QUORNF-2**	
Balance Forward								-3,411.50		
R41050-CT5073	**THE SILVERMAN GROUP, INC**							**Master Occp Id:**	**SILVER-1**	
Balance Forward								-3,496.00		
R41050-TW0738	**SPRINTCOM INC**							**Master Occp Id:**	**SPRINTC-2**	
Balance Forward								0.00		
R41050-CT7018	**THE TOTAL TRAINING COMPANY**							**Master Occp Id:**	**THETTC-2**	
Balance Forward								-2,509.33

3

Database: KBSREALTY2	CM Security Deposits Ledger	Page:	4
BLDG: R41050	KBSREALTY 2 Database	Date:	11/6/2023
	213 West Institute	Time:	04:14 PM
Occupancy Status: Current New	11/23 Through 11/23		
Include Leases with Zero Balances and No Activity: Yes			

Bldg/Lease	Date	Category	SR	Description	Int. Rate	Debit	Credit	Balance	Receipt Desc.	Receipt Type
R41050-CT6699	**TIESTA TEA COMPANY**							**Master Occp Id:**	**TIESTA-2**	
Balance Forward								0.00		
R41050-TW9519	**INCUBATION CAPITAL PARTNERS LLC**							**Master Occp Id:**	**TTWINCCA-1**	
Balance Forward								-7,088.66		
R41050-TW9517	**LIFE SPICE AND INGREDIENTS, LLC**							**Master Occp Id:**	**TTWLIFIN-1**	
Balance Forward								-44,895.13		
R41050-TW9635	**814 CRE LLC**							**Master Occp Id:**	**TW814CR1-1**	
Balance Forward								-10,725.34		
R41050-TW0256	**Armitage Advisors LLC**							**Master Occp Id:**	**TWArmad1-1**	
Balance Forward								-16,770.51

4

Database: KBSREALTY2
BLDG: R41050
Occupancy Status: Current New
Include Leases with Zero Balances and No Activity: Yes

CM Security Deposits Ledger
KBSREALTY 2 Database
213 West Institute
11/23 Through 11/23

Page: 5
Date: 11/6/2023
Time: 04:14 PM

Bldg/Lease	Date	Category	SR	Description	Int. Rate	Debit	Credit	Balance	Receipt Desc.	Receipt Type
R41050-TW0722	**ELARA ENERGY SERVICES, INC.**							**Master Occp Id:**	**TWELAEN1-2**	
Balance Forward								-5,921.67		
R41050-TW9524	**LOAD**							**Master Occp Id:**	**TWLOAD4-1**	
Balance Forward								0.00		
R41050-TW0873	**PAVLOVCIK ARCHITECTURE INC.**							**Master Occp Id:**	**TWPAVAR1-1**	
Balance Forward								0.00		
R41050 TW0873	11/3/2023	SDR Security Deposit Receive	CR	Security Deposit Rece	0.00		10,000.00	-10,000.00	110323	EFT
R41050 TW0873	11/3/2023	SDR Security Deposit Receive	CR	Security Deposit Rece	0.00		2,057.50	-12,057.50	11323	EFT
R41050-TW0137	**RONALD KRUECK**							**Master Occp Id:**	**TWRONKR1-1**	
Balance Forward								-9,372.00		
R41050-TW9749	**STAN TAMARKIN & COMPANY, INC.**							**Master Occp Id:**	**TWSTATA1-1**	
Balance Forward								-10,579.84

5

6

TABLE OF CONTENTS

Page
1.	BASIC TERMS AND DEFINITIONS; REFERENCES		1
	1.1	Basic Terms and Definitions	1
	1.2	References	2
2.	PURCHASE AND SALE		2
3.	PURCHASE PRICE AND DEPOSIT		3
	3.1	Purchase Price	3
	3.2	Payment of Purchase Price	3
	3.3	Disposition of Deposit Upon Failure to Close	3
	3.4	Independent Contract Consideration. A portion of Deposit deposited by Buyer with the Escrow Holder in the amount of One Hundred and No/100 Dollars ($100.00) (the “Independent Contract Consideration”) shall be earned by Seller upon execution and delivery of this Agreement by Seller and Buyer. The Independent Contract Consideration has been bargained for and agreed to as consideration for Buyer’s exclusive option to purchase the Property and the right to inspect the Real Property as provided herein, and for Seller’s execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of all other consideration provided in this Agreement, and is nonrefundable in all events.	4
4.	PROPERTY INFORMATION; TITLE REVIEW; INSPECTIONS AND DUE DILIGENCE; TENANT ESTOPPEL CERTIFICATES; CONFIDENTIALITY		4
	4.1	Property Information	4
	4.2	Title and Survey Review; Title Policy	5
	4.3	Inspections; Due Diligence Period	7
	4.4	Tenant Estoppel Certificates; SNDAs. Seller shall endeavor to secure and deliver to Buyer by the Closing Date estoppel certificates for all Leases consistent with the information in the Rent Rolls and substantially in the form attached hereto as Exhibit D or such form as may be required under the applicable Leases. Buyer may terminate this Agreement upon two (2) business days written notice to Seller if, no less than four (4) business days prior to the Closing Date, Seller fails to deliver to Buyer estoppel certificates substantially in the form attached hereto as Exhibit D or such form as may be
1

required under any particular Lease (“Tenant Estoppel Certificates”), executed by tenants under Leases covering at least seventy-five percent (75%) of the leased rental floor area, and must include estoppel certificates for Cushing, Life Spice, Haute Living, Wayfinder, Meredith Corp., and first floor bar, of the Real Property and meeting the foregoing requirements (the “Estoppel Threshold”). Prior to transmitting the Tenant Estoppel Certificates (with all exhibits thereto attached) to the tenants, Seller shall afford Buyer an opportunity to review the Tenant Estoppel Certificates. Buyer agrees that it shall approve or provide reasonable objections in writing to Seller within two (2) business days following receipt of the same from Seller; failure by Buyer to provide its approval within such two (2) business day period shall be deemed to be Buyer’s approval of the Tenant Estoppel Certificates, and Seller shall be permitted to transmit the Tenant Estoppel Certificates to the tenants. Buyer shall have the right to review and approve any Tenant Estoppel Certificates executed by a tenant (and Seller hereby agrees to, upon its receipt, to promptly provide to Buyer copies of any executed Tenant Estoppel Certificates); provided, however, Buyer shall not be entitled to object to any Tenant Estoppel Certificate executed by a tenant unless (a) the tenant under its Lease modifies any of the statements in the Tenant Estoppel Certificate to disclose material adverse matters, or (b) the tenant under its Lease indicates in the Tenant Estoppel Certificate any of the following: (1) that Seller is in material default under the terms of the Lease, (2) it has a claim or offset right, and Seller is unwilling or unable to give Buyer a credit in immediately available funds at the Close of Escrow in an amount reasonably satisfactory to Buyer to satisfy such claim or offset right in full, or (3) discloses (i) any information materially inconsistent with the Lease, (ii) a material breach by Seller, (iii) a material dispute between it and the Seller, or (iv) any material unrepaired, uncured or unperformed defect, claim, liability or obligation of Seller and/or with respect to the Real Property, each as reasonably determined by Buyer. Buyer shall be deemed to have approved an executed Tenant Estoppel Certificate unless it notifies Seller in writing of its disapproval of the same (to the extent permitted above in this Section 4.4) within three (3) business days following its receipt of the same (“Rejected Estoppel”). To the extent the matters set forth in the Rejected Estoppel cannot be resolved to Buyer’s reasonable satisfaction on or prior to the Closing Date and to the extent the Rejected Estoppel is needed to satisfy the Estoppel Threshold, Buyer shall have the right to terminate this Agreement and receive a return of the Deposit. For the purposes of this Section 4.4, “material” shall mean the cost to cure would cost more than $75,000.00 in the aggregate	9
Following the expiration of the Due Diligence Period (and not until the expiration of the Due Diligence Period), Buyer shall be entitled to deliver to tenants for signature subordination, non-disturbance and attornment agreements (“SNDA’s”) provided (i) Buyer provides to Seller prior to the expiration of the Due Diligence Period, and Seller approves (in Seller’s reasonable
2

	discretion), the form of SNDA, and (ii) Buyer has acknowledged in writing that it has received and approved (or waived its right to receive and approve) all Tenant Estoppel Certificates to which it is entitled in accordance with the provisions of this Section 4.4. Under no circumstances shall Buyer’s receipt of executed SNDA’s from tenants be a condition precedent to Buyer’s obligation to consummate the transaction contemplated under this Agreement		10
	4.5	Contracts	10
	4.6	Confidentiality	10
5.	OPERATIONS AND RISK OF LOSS		11
	5.1	Ongoing Operations	11
	5.2	New Contracts	11
	5.3	Leasing Arrangements	11
	5.5	Notices to Seller. From and after the Effective Date, Seller shall deliver to Buyer copies of any written notices relating to the Property and received from (1) a governmental agency or public authority (or a third party acting under the authority of a governmental agency or public authority, (2) a tenant under a Lease alleging a default thereunder, or (3) any party under any declaration of covenants, conditions and restrictions or reciprocal easement agreement recorded against title to the Property	12
	5.6	Employment Contracts. Seller shall not enter into any employment contract or collective bargaining agreement in respect of the Property without the prior written consent of Buyer.	12
	5.7	No Back Up Offers. So long as this Agreement is in effect, Seller hereby agrees not to execute any letter-of-intent or purchase agreement for the purchase and sale of the Property other than this Agreement.	12
	5.8	Damage or Condemnation	12
	5.9	Transfer Tax Declarations. Buyer hereby agrees to reasonably cooperate with Seller in connection with the preparation and submission of the Transfer Tax Declarations (as such term is defined in Section 6.1(h) below).	12
6.	SELLER’S AND BUYER’S DELIVERIES		13
	6.1	Seller’s Deliveries into Escrow	13
	6.2	Buyer’s Deliveries into Escrow	14
3

	6.3	Closing Statements/Escrow Fees; Tenant Notices	14
	6.4	Post-Closing Deliveries	14
7.	CONDITIONS TO BUYER’S AND SELLER’S OBLIGATIONS		15
	7.1	Conditions to Buyer’s Obligations	15
	7.2	Conditions to Seller’s Obligations	17
8.	CLOSE OF ESCROW; POSSESSION		18
9.	ESCROW		18
	9.1	Closing	18
	9.2	Escrow and Title Charges	19
	9.3	Procedures Upon Failure of Condition	20
10.	PRORATIONS		20
	10.1	Collected Rent	20
	10.2	Operating Costs and Additional Rent Reconciliation	21
	10.3	Taxes and Assessments	21
	10.4	Leasing Commissions, Tenant Improvements and Contracts	22
	10.5	Tenant Deposits	22
	10.6	Utilities and Utility Deposits	22
	10.7	Owner Deposits	23
	10.8	Intentionally Deleted	23
	10.9	Final Adjustment After Closing	23
11.	SELLER’S REPRESENTATIONS AND WARRANTIES; AS-IS		24
	11.1	Seller’s Representations and Warranties	24
	11.2	As-Is	27
12.	BUYER’S COVENANTS; REPRESENTATIONS AND WARRANTIES; RELEASE; ERISA; INDEMNIFICATION		29
4

	12.1	Buyer’s Representations and Warranties	29
	12.2	Release	29
	12.3	ERISA	31
13.	DEFAULT AND DAMAGES		31
	13.1	DEFAULT BY BUYER	31
	13.2	Default by Seller	34
14.	BROKER’S COMMISSIONS		34
15.	MISCELLANEOUS PROVISIONS		35
	15.1	Notices	35
	15.2	Assignment; Binding on Successors and Assigns	36
	15.3	Work Product	36
	15.4	Further Assurances	37
	15.5	Attorney’s Fees	37
	15.6	Survival of Representations, Warranties, Covenants, Obligations and Agreements	37
	15.7	Entire Agreement	38
	15.8	Governing Law	38
	15.9	Counterparts	38
	15.10	Headings; Constructions	39
	15.11	Time of Essence	39
	15.12	Partial Validity; Severability	39
	15.13	No Third Party Beneficiaries	39
	15.14	Intentionally Omitted	39
	15.15	Joint Product of Parties	39
	15.16	Calculation of Time Periods	39
5

15.17	Procedure of Indemnity	39
15.18	Waiver of Jury Trial	40
15.19	No Personal Liability	40
6